                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

                    EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

  FILED BY THE REGISTRANT [X]    FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                     Peoples Heritage Financial Group, Inc.
                (Name of Registrant as Specified In Its Charter)
                     Peoples Heritage Financial Group, Inc.
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:____________

(2)  Aggregate number of securities to which transaction applies:_______________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):_______________________________

(4)  Proposed maximum aggregate value of transaction:___________________________

(5)  Total fee paid:____________________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:____________________________________________________

(2)  Form, Schedule or Registration Statement No.:______________________________

(3)  Filing Party:______________________________________________________________

(4)  Date
     Filed:_____________________________________________________________________

                               PEOPLES HERITAGE
                             FINANCIAL GROUP, INC.

                                                                  March 23, 1998

Dear Stockholder:

     On behalf of the Board of Directors I cordially invite you to attend the Annual Meeting of Stockholders of Peoples Heritage Financial Group, Inc., which will be held at the Portland Marriott Hotel, 200 Sable Oaks Drive, South Portland, Maine 04106, on Tuesday, April 28, 1998 at 10:30 a.m., Eastern Time. The matters to be considered by stockholders at the Annual Meeting are described in detail in the accompanying materials.

     It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. Let me urge you to mark, sign and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

     Your continued support of and interest in Peoples Heritage Financial Group, Inc. are sincerely appreciated.

                                          Sincerely,

                                          /s/ William J. Ryan

                                          William J. Ryan
                                          Chairman, President and
                                            Chief Executive Officer





--------------------------------------------------------------------------------
     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.
--------------------------------------------------------------------------------

                     PEOPLES HERITAGE FINANCIAL GROUP, INC.
                                 P.O. BOX 9540
                              ONE PORTLAND SQUARE
                           PORTLAND, MAINE 04112-9540
                                 (207)761-8500

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 28, 1998

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Peoples Heritage Financial Group, Inc. (the "Company") will be held at the Portland Marriott Hotel, 200 Sable Oaks Drive, South Portland, Maine 04106, on Tuesday, April 28, 1998 at 10:30 a.m., Eastern Time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

          1. To elect four Directors for a three-year term, and in each case until their successors are elected and qualified;

          2. To amend the Articles of Incorporation of the Company to increase the number of authorized shares of Common Stock of the Company from 100,000,000 to 200,000,000;

          3. To amend the 1996 Equity Incentive Plan of the Company to authorize the issuance of up to an additional 1,750,000 shares of Common Stock of the Company thereunder;

          4. To ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for 1998; and

          5. To transact such other business as may properly come before the meeting or any adjournment thereof. Management is not aware of any other such business.

     The Board of Directors has fixed March 20, 1998 as the voting record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or at any such adjournment.

                                      By Order of the Board of Directors

                                      /s/ Carol L. Mitchell

                                      Carol L. Mitchell, Esq.
                                      Executive Vice President, General Counsel,
                                        Secretary and Clerk

Portland, Maine
March 23, 1998

                     PEOPLES HERITAGE FINANCIAL GROUP, INC.
                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

     This Proxy Statement is being furnished to stockholders of Peoples Heritage Financial Group, Inc. (the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors to be used at the Annual Meeting of Stockholders of the Company to be held at the Portland Marriott Hotel, 200 Sable Oaks Drive, South Portland, Maine 04106, on Tuesday, April 28, 1998 at 10:30 a.m., Eastern Time, and at any adjournment thereof for the purposes set forth in the Notice of Annual Meeting of Stockholders (the "Annual Meeting"). This Proxy Statement is first being mailed to stockholders on or about March 23, 1998.

     The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted "For" the nominees for Director described herein, "For" each of the other proposals described herein and, upon the transaction of such other business as may properly come before the Annual Meeting, in accordance with the judgment of the persons appointed as proxies. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Clerk of the Company written notice thereof (Carol L. Mitchell, Esq., Executive Vice President, General Counsel, Secretary and Clerk; Peoples Heritage Financial Group, Inc., P.O. Box 9540, One Portland Square, Portland, Maine 04112-9540); (ii) submitting a duly executed proxy bearing a later date; or (iii) appearing at the Annual Meeting and giving the Clerk notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

                                     VOTING

     Only stockholders of record at the close of business on March 20, 1998 (the "Record Date") will be entitled to vote at the Annual Meeting. On the Record Date, there were 27,825,603 shares of common stock of the Company, par value $.01 per share (the "Common Stock"), issued and outstanding, and the Company had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented thereat.

     The persons receiving the greatest number of votes of the Common Stock, up to the number of Directors to be elected, shall be elected as Directors of the Company. The affirmative vote of the holders of a majority of all outstanding shares of Common Stock is required for approval of the proposal to (i) amend the Articles of Incorporation of the Company to increase the number of shares of authorized Common Stock from 100,000,000 top 200,000,000 and (ii) amend the 1996 Equity Incentive Plan of the Company (the "1996 Equity Plan") to authorize the issuance of up to an additional 1,750,000 shares of Common Stock thereunder. The affirmative vote of a majority of the votes cast on the matter at the Annual Meeting is required to ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for 1998 and to approve any other matter properly submitted to the stockholders for their consideration at the Annual Meeting.

     With regard to the election of Directors, stockholders may vote in favor of or withhold authority to vote for one or more nominees for Director. Votes that are withheld in connection with the election of one or more nominees for Director will not be counted as votes cast for such individuals and accordingly will have no effect. Abstentions may be specified on all other proposals. Because the proposals to amend the Articles of Incorporation and the 1996 Equity Plan require the approval of the holders of a majority of all outstanding shares of Common Stock, an abstention on either proposal will have the same effect as a vote against such proposal. Abstentions will not be counted in determining the votes cast in connection with the proposal to ratify the Company's auditors and thus will have no effect on such proposal. With the exception of the proposal to amend the Articles of Incorporation to increase the number of authorized shares of Common

Stock, all of the proposals of the Company described herein are considered "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions within ten days of the Annual Meeting. Accordingly, the only proposal subject to broker "non-votes" is the proposal to amend the Articles of Incorporation to increase the number of authorized shares of Common Stock. "Broker non-votes" will have the same effect as a vote against such proposal.

                             ELECTION OF DIRECTORS
                                 (PROPOSAL ONE)

     The Articles of Incorporation of the Company provide that the Board of Directors shall be divided into three classes as nearly equal in number as possible and that the members of each class are to be elected for a term of three years and until their successors are elected and qualified. One class of Directors is to be elected annually. A resolution of the Board of Directors adopted pursuant to the Company's Articles of Incorporation has established the number of Directors at twelve.

     Each of the four Directors up for election at the Annual Meeting currently is a Director of the Company. There are no arrangements or understandings between the persons named and any other person pursuant to which such person was selected as a nominee for election as a Director at the Annual Meeting, and no Director is related to any other Director or executive officer of the Company or of any of its subsidiaries by blood, marriage or adoption.

     If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for a replacement nominee or nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees listed below may not be able to serve as Director if elected.

     The following table presents information concerning the nominees for Director and the Directors whose terms continue, including each such person's tenure as a Director of the Company or its subsidiaries. Where applicable, service as a Director includes service as a Director of the Company's banking subsidiaries -- Peoples Heritage Bank, Bank of New Hampshire and Family Bank, FSB ("Family Bank") -- and their respective predecessors.

           NOMINEES FOR DIRECTOR FOR THREE-YEAR TERM EXPIRING IN 2001

                                      POSITION WITH THE COMPANY AND PRINCIPAL
NAME                        AGE        OCCUPATION DURING THE PAST FIVE YEARS         DIRECTOR SINCE
----                        ---   -----------------------------------------------    --------------
Robert B. Bahre             71    Director of the Company; Chairman, President            1988
                                  and Chief Executive Officer of Oxford Bank &
                                  Trust from 1988 to its merger into Peoples
                                  Heritage Bank in March 1993 and Director of
                                  Oxford Bank & Trust from 1972 until the same;
                                  Chairman of the Board and Chief Executive
                                  Officer of New Hampshire International
                                  Speedway.

Katherine M. Greenleaf      49    Director of the Company; Director of Peoples            1991
                                  Heritage Bank from 1981 to 1991; Principal,
                                  Katherine Greenleaf & Associates, Senior
                                  Director, Ben & Jerry's Ice Cream, from 1996 to
                                  1997; Vice President of The Limited Stores from
                                  1993 to 1995; Vice President of Hannaford
                                  Bros., Inc. from 1985 to 1993; former Vice
                                  President of UNUM, from 1973 to 1985; admitted
                                  to practice law before the Maine and
                                  Massachusetts Bars; member of Hurricane Island
                                  Outward Bound.

                                      POSITION WITH THE COMPANY AND PRINCIPAL
NAME                        AGE        OCCUPATION DURING THE PAST FIVE YEARS         DIRECTOR SINCE
----                        ---   -----------------------------------------------    --------------
Dana S. Levenson            44    Director of the Company; Director of Bank of            1995
                                  New Hampshire and Bank of New Hampshire
                                  Corporation or their predecessors since 1993;
                                  President of Ann Ellen Enterprises, Inc., a
                                  35-store specialty retail operation from 1981
                                  to 1996; President of Quatro Realty
                                  Corporation; member of Portsmouth Rotary Club
                                  since 1977; Treasurer, Dartmouth Club of the
                                  Seacoast.

Pamela P. Plumb             54    Director of the Company; Vice Chairman of the           1979
                                  Company since 1990; former Vice Chairman and
                                  Director of Peoples Heritage Bank; President,
                                  Pamela Plumb & Associates; member of the Board
                                  of Directors of the Children's Museum of Maine,
                                  Advisory Board of Greater Portland Landmarks,
                                  Inc. and the Gulf of Maine Aquarium; Co-Chair,
                                  Campaign for Greater Portland Cares; former
                                  Mayor and member of the City Council of the
                                  City of Portland, Maine; former Board member
                                  and past-President of the National League of
                                  Cities.

               THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
                     STOCKHOLDERS OF THE COMPANY VOTE "FOR"
                     APPROVAL OF THE NOMINEES FOR DIRECTOR.


             MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

                     DIRECTORS WITH TERMS EXPIRING IN 1999

                                      POSITION WITH THE COMPANY AND PRINCIPAL
NAME                        AGE        OCCUPATION DURING THE PAST FIVE YEARS         DIRECTOR SINCE
----                        ---   -----------------------------------------------    --------------
Everett W. Gray             71    Director of the Company; Director of Peoples            1971
                                  Heritage Bank; retired attorney; former senior
                                  partner of the law firm of Gray, Gray & Palmer
                                  of Bangor, Maine; member of the Maine State Bar
                                  Association and past President of the Penobscot
                                  County Bar Association; former Chair of the
                                  Title Standards subcommittee of the Maine State
                                  Bar Association; former Chair of the Real
                                  Estate Section of the Maine State Bar
                                  Association; Trustee, Brewer Water District;
                                  Chair, Brewer Voter Registration Appeals Board.

Robert A. Marden            71    Vice Chairman of the Board of Directors of the          1976
                                  Company since October 1990 and former Chairman
                                  of the Board; Chairman of the Board of
                                  Directors of Peoples Heritage Bank since
                                  October 1990; attorney and member of the law
                                  firm of Marden, Dubord, Bernier & Stevens,
                                  Waterville, Maine; Trustee Emeritus of Colby
                                  College; member of the National Trust for
                                  Historic Preservation since 1997; Overseer,
                                  Maine General Medical Center; and Past
                                  President of the Maine Bar Association.

                                      POSITION WITH THE COMPANY AND PRINCIPAL
NAME                        AGE        OCCUPATION DURING THE PAST FIVE YEARS         DIRECTOR SINCE
----                        ---   -----------------------------------------------    --------------
William J. Ryan             54    Chairman, President and Chief Executive Officer         1989
                                  of the Company and former Vice Chairman of the
                                  Board of Directors of the Company; Director,
                                  President and Chief Executive Officer of
                                  Peoples Heritage Bank; prior to joining the
                                  Company and Peoples Heritage Bank in July 1989,
                                  held various positions with banking
                                  subsidiaries of Bank of New England
                                  Corporation, including President and Chief
                                  Executive Officer of Bank of New England North,
                                  Lowell, Massachusetts from January 1989 to July
                                  1989 and Executive Vice President of Bank of
                                  New England, Boston, Massachusetts from July
                                  1986 to January 1989 and President and Chief
                                  Executive Officer of Bank of New England Bay
                                  State, Lawrence, Massachusetts from January
                                  1985 to June 1986; Trustee of the Portland
                                  Museum of Art; Director of New England Student
                                  Loan Association; Director, Blue Cross/Blue
                                  Shield of Maine and member of its Finance
                                  Committee; Director of Nissen Baking Co.;
                                  Director of Central Maine Power Company;
                                  member, Partners for Progress; Trustee, New
                                  England Banking Institute.

Curtis M. Scribner          60    Director of the Company; Director of Peoples            1977
                                  Heritage Bank; Principal of C.M. Scribner &
                                  Co., a real estate holding company; past
                                  president of J.B. Brown & Son, a real estate
                                  management and development company; Trustee of
                                  Hurricane Island Outward Bound and current
                                  Board Chairman; Trustee of Maine Life Care
                                  Retirement Community, Inc.; Director of the
                                  Rufus Deering Co.; member of the Maine
                                  Committee of Newcomen Society; Member of the
                                  Board of Corporators, Maine Medical Center
                                  Foundation and Chairperson of its Real Estate
                                  Committee; and Honorary Trustee of the North
                                  Yarmouth Academy.

             MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

                     DIRECTORS WITH TERMS EXPIRING IN 2000

                                      POSITION WITH THE COMPANY AND PRINCIPAL
NAME                        AGE        OCCUPATION DURING THE PAST FIVE YEARS         DIRECTOR SINCE
----                        ---   -----------------------------------------------    --------------
Andrew W. Greene            54    Director of the Company; Chief Executive                1992
                                  Officer of Legacy Co. Services, Inc. and
                                  Chairman and Chief Executive Officer of Blue
                                  Cross/Blue Shield of Maine; President, Chief
                                  Executive Officer and Director of Blue Alliance
                                  Mutual Insurance Company; Chairman of the Board
                                  and Chief Executive Officer of Machigonne
                                  Agency, Inc.; Director, National Blue Cross and
                                  Blue Shield Association; member of the
                                  President's Council of Visitors, University of
                                  Southern Maine; member of the Board of
                                  Corporators, Maine Medical Center Foundation;
                                  member of the Board of Trustees, New Hampshire
                                  College; member of the Board of Directors of
                                  the Gulf of Maine Aquarium Development
                                  Corporation; member of the Board of Directors
                                  of the Maine Coalition for Excellence in
                                  Education; Director of Maine & Company.

Malcolm W. Philbrook, Jr.   64    Director of the Company; Vice Chairman of the           1976
                                  Board of Directors of Peoples Heritage Bank and
                                  Director of Peoples Heritage Bank since 1976;
                                  attorney and President of the law firm of
                                  Crockett, Philbrook & Crouch, P.A., Auburn,
                                  Maine; Director of the Lewiston/Auburn YMCA;
                                  Director, Patrons Mutual Insurance Co.;
                                  President and Trustee, Winter Foundation.

Paul R. Shea                65    Director of the Company; former Chief Executive         1996
                                  Officer and President of Bank of New Hampshire
                                  and Bank of New Hampshire Corporation from 1991
                                  until its merger into the Company in 1996;
                                  Director of New Hampshire Bankers Association;
                                  Director of the New Hampshire Business and
                                  Industry Association; Director of the New
                                  Hampshire Business Committee for the Arts;
                                  Chairman of Manchester Intown Management, Inc.;
                                  and member of the Government Relations Council
                                  of the American Bankers Association.

John E. Veasey              68    Director of the Company since January 1, 1997;          1997
                                  Director of Family Bank; Owner and President of
                                  Cedardale Athletic Club, a fitness and racquet
                                  sport facility in Haverhill, Massachusetts;
                                  Trustee of Haverhill Public Library; Director
                                  of Greater Haverhill Chamber of Commerce;
                                  member, Haverhill Rotary and Haverhill Monday
                                  Evening Club; and member, International
                                  Health-Racquet Association.

STOCKHOLDER NOMINATIONS

     Article III, Section 4 of the Company's Bylaws governs nominations for election to the Board of Directors and requires all nominations for election to the Board of Directors, other than those made by the Board, to be made at a meeting of stockholders called for the election of Directors, and only by a stockholder who has complied with the notice provisions in that section. Written notice of a stockholder nomination must be given either by personal delivery or by United States mail, postage prepaid, to the Clerk of the Company not later than (i) 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders and (ii) with respect to an election to be held at a special meeting of stockholders for the election of Directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each written notice of a stockholder nomination shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;
(c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (the "Commission"); and (e) the consent of each nominee to serve as a Director of the Company if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures. The Company did not receive any stockholder nominations for Director in connection with the Annual Meeting.

MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

     Regular meetings of the Board of Directors of the Company are held six times per year. The Board of Directors of the Company held a total of 16 regular and special meetings during 1997. In addition, there were meetings during 1997 of the Executive, Governance and Nominating and Audit Committees of the Board of Directors. No Director of the Company attended fewer than 80% of the aggregate total number of meetings of the Board of Directors held while he or she was a member of the Board during 1997 and the total number of meetings held by all committees thereof during the period which he or she served on such committees during 1997.

     The Board of Directors of the Company has established various committees, including Executive/ALCO, Asset Review, Audit, Human Resources and Governance and Nominating Committees. A brief description of the Audit, Human Resources and Governance and Nominating Committees is set forth below.

     The Audit Committee receives and reviews internal and independent auditors' reports and monitors the Company's adherence in accounting and financial reporting to generally accepted accounting principles. Currently, the members of this committee are Directors Philbrook (Chairman), Gray and Scribner. The Audit Committee met five times in 1997.

     The Human Resources Committee has been delegated authority to handle all personnel and compensation matters for the Company. Currently, the members of this committee are Directors Greenleaf (Chairman), Gray, Greene, Levenson and Plumb. The Human Resources Committee met six times in 1997.

     The Governance and Nominating Committee evaluates and makes recommendations to the Board of Directors for the election of Directors. Currently, the members of this committee are Directors Ryan (Chairman), Marden and Plumb. The Governance and Nominating Committee met one time during 1997.

COMPENSATION OF DIRECTORS

     Fees. Directors of the Company, other than those Directors who are employed by the Company or its subsidiaries, are paid an annual retainer of $17,250, $4,000 of which is in the form of restricted stock under the Company's Restricted Stock Plan for Non-Employee Directors ("Restricted Stock Plan"), described below. In addition, Directors, other than those who are employed by the Company or its subsidiaries, annually receive an option to purchase 1,000 shares of Common Stock under the Company's 1995 Stock Option Plan for Non-

Employee Directors (the "Directors' Stock Option Plan"), described below. Mr. Marden receives a total of $24,250, $4,000 of which is in the form of restricted stock, in recognition of his additional duties as Chairman of the Board of Directors of Peoples Heritage Bank. All non-employee Directors also receive $500 for attendance at each meeting of the Board of Directors of the Company or any of its committees and reimbursement for travel time in excess of one hour at a rate of $25 per hour per meeting, up to a maximum of six hours.

     Restricted Stock Plan for Non-Employee Directors. In 1990, the Board of Directors and stockholders of the Company adopted the Restricted Stock Plan, pursuant to which a portion of the compensation of the non-employee Directors of the Company is paid in shares of Common Stock. Eligible participants in the Restricted Stock Plan include each member of the Board of Directors of the Company who is not a full-time employee of the Company or any of its subsidiaries (the "Non-employee Directors").

     Pursuant to the Restricted Stock Plan, $4,000 of the amount of the annual fee payable to each Non-employee Director for service on the Board of Directors of the Company is payable solely in shares of Common Stock. Such fees are payable in one annual installment on the first day of July in each calendar year for service on the Board of Directors of the Company and any committee thereof in the first six months of such calendar year. The number of shares of Common Stock to be issued to each Non-employee Director on each payment date is determined by dividing such annual installment by the fair market value of such shares, which is defined in the Restricted Stock Plan to mean the closing price of the Common Stock on the last trading day preceding the relevant payment date, as reported in The Wall Street Journal.

     During any calendar year, the Board of Directors of the Company may elect to decrease the amount of the annual fee payable pursuant to the Restricted Stock Plan in the form of shares of Common Stock to each Non-employee Director for service on the Board of Directors of the Company and/or any committee thereof during the succeeding calendar year or to increase the amount of such annual fee payable in the form of shares of Common Stock to a dollar amount which does not exceed $10,000.

     The holders of shares of Common Stock acquired pursuant to the Restricted Stock Plan are entitled to all distributions made with respect thereto and all voting rights associated therewith. The shares of Common Stock issued under the Restricted Stock Plan may not be sold, hypothecated or transferred (including, without limitation, transfer by gift or donation), however, except that such restrictions shall lapse upon (a) death of the Non-employee Director; (b) disability of the Non-employee Director preventing continued service on the Board of Directors of the Company; (c) retirement of the Non-employee Director from service as a Director of the Company in accordance with the policy on retirement of non-employee Directors of the same then in effect; (d) termination of service as a Director with the consent of a majority of the members of the Board of Directors of the Company, other than the Non-employee Director; or (e) a Change in Control, as defined in the Restricted Stock Plan. If a Non-employee Director ceases to be a Director of the Company for any other reason, the shares of Common Stock issued to such Director pursuant to the Restricted Stock Plan shall be forfeited and revert to the Company. Certificates evidencing the shares of Common Stock issued to Non-employee Directors pursuant to the Restricted Stock Plan contain a restrictive legend which notes the foregoing restrictions on transfer.

     In 1997, 105 shares of Common Stock were issued pursuant to the Restricted Stock Plan to each Non-employee Director of the Company.

     Directors' Stock Option Plan. In 1995, the Board of Directors and the stockholders of the Company adopted the Directors' Stock Option Plan, and in 1997 the Board of Directors and stockholders of the Company approved amendments to this plan. The Directors' Stock Option Plan authorizes the grant of stock options to Non-employee Directors of the Company at such times and in such amounts as may be determined by the Board of Directors of the Company or a committee thereof. The exercise price per share for each option granted under the Directors' Stock Option Plan shall be the fair market value per share of the Common Stock on the day the option is granted. In 1997, an option to purchase 1,000 shares of Common Stock was granted pursuant to the Directors' Stock Option Plan to each Non-employee Director of the Company.

     Directors' Deferred Compensation Plan. The Company maintains a Directors' Deferred Compensation Plan which allows Directors of the Company and its subsidiaries to defer all or any portion of the fees received from the Company or its subsidiaries. Benefits are payable upon the date elected by the Directors for the distribution in a lump sum or in equal annual installments over a period not to exceed ten years, and a Director may elect annually to have the amounts deferred treated as if they were invested in a money market account, a mutual fund selected by the administering committee or in Common Stock. During 1997, Directors Greene and Levenson elected to defer certain of their compensation pursuant to the Directors' Deferred Compensation Plan.

                    EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     The following information is provided with respect to each person who currently serves as an executive officer of the Company but does not serve on the Company's Board of Directors. There are no arrangements or understandings between the Company and any such person pursuant to which such person has been elected an officer, and no such officer is related to any Director or other officer of the Company by blood, marriage or adoption.

     Peter J. Verrill, 49, was elected Chief Operating Officer and Chief Financial Officer of the Company and Peoples Heritage Bank, effective January 1, 1996. From 1988 through December 1995, Mr. Verrill served as Executive Vice President and Treasurer of the Company and as its Chief Financial Officer. Previously, Mr. Verrill served as Senior Vice President and Treasurer of Peoples Heritage Bank from February 1985 through January 1988, and as Executive Vice President, Chief Financial Officer and Treasurer of Peoples Heritage Bank from February 1988 through December 1995. Mr. Verrill, who is a certified public accountant, was Senior Vice President, Finance of a predecessor of Peoples Heritage Bank from 1982 to 1985. Mr. Verrill serves as a director of the Financial Management Committee of Catholic Charities of Maine, a non-profit organization which provides human services under various state, federal and private contracts, and as director of TrainRiders Northeast. Mr. Verrill also is a Director of United Way of Greater Portland, as well as a member of its Finance Committee. Mr. Verrill is a member of the American Institute of Certified Public Accountants and the Maine Society of Public Accountants.

     R. Scott Bacon, 44, was elected Executive Vice President of the Company effective January 1, 1997. From April 1, 1997 to the present, Mr. Bacon has served as President and Chief Executive Officer of Bank of New Hampshire. Previously, Mr. Bacon served as President and Chief Executive Officer of Bank of New Hampshire-Portsmouth from April 1987 through September 1991, as Executive Vice President and Senior Loan Officer of Bank of New Hampshire from October 1991 through June 1996, and as Executive Vice President and Chief Operating Officer of Bank of New Hampshire from July 1996 to March 1997. Mr. Bacon is a Director of The Manchester United Way, a Director of the New Hampshire Bankers Association, a Director of the Business & Industry Association of New Hampshire, a Director of the New Hampshire Humanities Council, and serves on the Board of Governors of New Hampshire Public Television. Mr. Bacon also is a member of Robert Morris Associates, the professional association of lending and credit risk professionals.

     David D. Hindle, 58, was elected Executive Vice President of the Company effective January 1, 1997. Mr. Hindle has been Chairman of Family Bank since 1995 and President of Family Bank since 1988. Previously, Mr. Hindle was President and Chief Executive Officer of Family Bank-NH from 1990 until its merger with Family Bank in 1995. Mr. Hindle is a member of the Resource Development Committee of the United Way of Merrimack Valley and a Director of The Lowell Plan and the George C. Wadleigh Charitable Foundation. He serves on the Business Executive Advisory Board of the University of Massachusetts Lowell College of Management, the Advisory Board of Northern Essex Community College.

     John W. Fridlington, 53, was elected Executive Vice President of the Company and Executive Vice President of Commercial Lending of Peoples Heritage Bank in January 1992. Mr. Fridlington was formerly Executive Vice President, Commercial Lending, at Heritage Bank for Savings in Holyoke, Massachusetts from 1988 to 1992. Prior to his tenure at Heritage Bank for Savings, Mr. Fridlington's banking career included over 20 years of service in various capacities at Community Savings Bank, BayBank Valley Trust Co.,

Mechanics Bank and New England Merchants Bank, all of which are located in Massachusetts. Mr. Fridlington serves as a Director of the Institute for Civic Leadership in Portland; the Park Danforth Corporation, a private non-profit housing corporation; the Susan Curtis Foundation; the Maine Children's Cancer Program; and Coastal Enterprises, Inc. Mr. Fridlington also serves on the campaign cabinet of the United Way of Greater Portland.

     Glenn McAllister, 48, was elected Executive Vice President of the Company effective January 1, 1997 and Executive Vice President of Peoples Heritage Bank in July 1993. Prior to joining Peoples Heritage Bank in July 1993, he held various positions with subsidiaries of Citicorp including President and Chief Executive Officer of Citibank (New York State) from January 1991 to July 1993 and Chairman, President and Chief Executive Officer of Citibank (Maine) N.A. from March 1986 to January 1991. Mr. McAllister is a Director of the United Way of Greater Portland serving on its Executive Committee and as the 1990 Campaign Chairman; Director of Portland's Downtown Development District; Corporator, Maine Medical Center; and a member of Friends of Pine Tree Legal Assistance, Inc.

     Carol L. Mitchell, 42, was elected Executive Vice President of the Company and Peoples Heritage Bank effective January 1, 1997. Ms. Mitchell joined the Company in August 1990 and was elected Senior Vice President, General Counsel and Clerk in 1992. Ms. Mitchell currently oversees the Legal Affairs and Human Resources Departments of the Company. Prior to joining the Company, Ms. Mitchell's banking career included service in various capacities at Maine Savings Bank and the Bank of Boston. She is an attorney, admitted to practice law in Maine, and is a member of the American Bar Association, the Maine Bar Association and the Cumberland Bar Association. Ms. Mitchell is Chairman of the Bankers Advisory Committee of the Maine Bar Foundation; a Director of Case Management for Youth, Inc.; a mentor for the Judge Baker Child Advocacy Program; a member of the Board of Visitors of the University of Maine School of Law; and a member of the Epsilon Class of the Institute for Civic Leadership.

     Wendy Suehrstedt, 39, was elected Executive Vice President, Retail Delivery of the Company and Peoples Heritage Bank effective January 1, 1997. Previously, Ms. Suehrstedt served as Senior Vice President of Retail and Small Business Banking at Peoples Heritage Bank and Senior Vice President of the Company in charge of Commercial Credit Policy and Administration from 1991 to 1994. She joined Peoples Heritage Bank as Vice President of Commercial Loan Review in 1990. Ms. Suehrstedt is Chairman of the Mental Health and Substance Abuse Allocation Panel of the United Way of Greater Portland and a member of the Board of Directors of the Children's Museum of Maine. Ms. Suehrstedt is a past Chairman of the Maine Group of Robert Morris Associates, a professional association of lending and credit risk professionals.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK
                  BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth information as to the Common Stock beneficially owned as of the indicated date by (i) each person or entity, including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), who or which were known by the Company to be the beneficial owner of 5% or more of the outstanding Common Stock, (ii) each nominee for Director, each Director whose term continues and each executive officer of the Company named in the Summary Compensation Table below and (ii) all Directors and executive officers of the Company as a group.

                                                              SHARES BENEFICIALLY OWNED
                                                                AS OF MARCH 1, 1998(1)
                                                              --------------------------
NAME OF BENEFICIAL OWNER                                        AMOUNT          PERCENT
------------------------                                      ---------         --------
FMR Corp....................................................  1,927,500(2)        6.9%
  82 Devonshire Street
  Boston, Massachusetts 02109-3614

Wellington Management Company, LLP..........................  1,491,225(3)        5.4
  75 State Street
  Boston, Massachusetts 02109

Directors:
  Robert P. Bahre...........................................     40,961(4)         --
  Everett W. Gray...........................................      7,032(4)         --
  Andrew W. Greene..........................................      5,603(4)         --
  Katherine M. Greenleaf....................................      9,424(4)         --
  Dana S. Levenson..........................................      7,859(4)         --
  Robert A. Marden..........................................     10,165(4)(5)      --
  Malcolm W. Philbrook, Jr..................................     43,153(4)(6)      --
  Pamela P. Plumb...........................................     11,582(4)         --
  William J. Ryan...........................................    223,642(7)         --
  Curtis M. Scribner........................................     10,604(4)         --
  Paul R. Shea..............................................     21,106(4)         --
  John E. Veasey............................................    159,187(4)         --

Executive officers who are not Directors and are named in
  the Summary Compensation Table below:
  Peter J. Verrill..........................................     69,441(7)(8)      --
  R. Scott Bacon............................................      6,720(7)         --
  David D. Hindle...........................................     50,107(7)         --
  John W. Fridlington.......................................     61,228(7)         --
  All directors and executive officers of the Company as a
     group (19 persons).....................................    821,813(9)        2.9%

---------------

(1) The number of shares beneficially owned by the persons set forth above is determined under rules under Section 13 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, an individual is considered to beneficially own any shares of Common Stock if he or she directly or indirectly has or shares: (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, an individual has sole voting power and sole investment power with respect to the indicated shares and all individual holdings amount to less than 1% of the issued and outstanding Common Stock.

(2) Based on a Schedule 13G filed under the Exchange Act, FMR Corp., through a subsidiary investment advisor and a subsidiary trust company, has the sole power to vote 412,100 shares of Common Stock and the sole power to dispose 1,927,500 shares of Common Stock.

(3) Based on a Schedule 13G filed under the Exchange Act, in its capacity as an investment adviser Wellington Management Company, LLP shares with its clients the power to vote 877,725 shares of Common Stock and the power to dispose 1,491,225 shares of Common Stock.

(4) In the case of all Non-employee Directors other than Messrs. Gray, Marden, Shea and Veasey, includes outstanding options to purchase 3,000 shares of Common Stock granted pursuant to the Directors' Stock Option Plan, and in the case of Messrs. Gray, Marden, Shea and Veasey includes outstanding options to purchase 2,000 shares, 2,373 shares, 1,000 shares and 1,000 shares of Common Stock, respectively, granted pursuant to the Directors' Stock Option Plan.

(5) Includes 1,714 shares held by Mr. Marden's spouse, with whom beneficial ownership of such shares is shared.

(6) Includes 1,670 shares held by one entity for which Mr. Philbrook serves as Director; beneficial ownership of such shares is shared with the other members of the investment committee of such entity. Also includes 14,416 shares held in various trusts for which Mr. Philbrook serves as sole trustee or in one case as co-trustee; beneficial ownership of 2,505 of such shares is shared with a co-trustee.

(7) Includes shares over which an officer has voting power pursuant to the Company's Thrift Incentive Plan and Profit Sharing Employee Stock Ownership Plan and options to purchase shares of Common Stock granted pursuant to the Company's stock option plans which are exercisable within 60 days of March 1, 1998, as follows:

                                                              PROFIT SHARING    CURRENTLY
                                           THRIFT INCENTIVE   EMPLOYEE STOCK   EXERCISABLE
                                                 PLAN         OWNERSHIP PLAN     OPTIONS
                                           ----------------   --------------   -----------
     William J. Ryan.....................       24,743            3,039          181,918
     Peter J. Verrill....................       18,454            3,038           41,848
     R. Scott Bacon......................        1,854               35            3,550
     David D. Hindle.....................            0            3,635            9,450
     John W. Fridlington.................        4,566            2,114           54,548

(8) Includes 25 shares held by Mr. Verrill's son and 5,376 shares held by Mr. Verrill's wife, with whom beneficial ownership of such shares is shared.

(9) Includes an aggregate of 67,647 shares of Common Stock which are held by the trusts established pursuant to the Thrift Incentive Plan (51,920 shares) and the Company's Profit Sharing Employee Stock Ownership Plan (15,727 shares) on behalf of executive officers of the Company as a group. Also includes 380,045 shares which may be acquired by directors and executive officers as a group upon the exercise of outstanding stock options which are exercisable within 60 days of March 1, 1998; shares subject to such stock options are deemed to be outstanding for the purpose of computing the percentage of Common Stock beneficially owned by Directors and executive officers of the Company as a group.

     In addition to the 5% holders indicated in the table set forth above, CFX Corporation ("CFX"), 102 Main Street, Keene, New Hampshire 03431, is deemed to be the beneficial owner of shares of Common Stock by virtue of a Stock Option Agreement, dated as of October 27, 1997, between CFX and the Company, pursuant to which the Company granted CFX an option, upon the occurrence of certain events, none of which has occurred as of the date hereof, to purchase up to 2,769,736 shares of Common Stock, representing approximately 10% of the outstanding Common Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under Section 16(a) of the Exchange Act, the Company's Directors, officers and any persons holding more than 10% of the Common Stock are required to report their ownership of the Common Stock and any changes in that ownership to the Commission and the National Association of Securities Dealers, Inc. ("NASD") by specific dates. Based on representations of its Directors and officers and copies of the reports that they have filed with the Commission and the NASD, the Company believes that all of these filing requirements were satisfied by the Company's Directors and officers in 1997, except as a result of administrative error by the Company Wendy Suehrstedt reported late the acquisition of shares of Common Stock upon exercise of a stock option in January 1997.

                     COMPENSATION OF EXECUTIVE OFFICERS AND
                          TRANSACTIONS WITH MANAGEMENT

     The following table discloses compensation received by the Company's chief executive officer and the four other most highly-compensated executive officers of the Company for the three years ended December 31, 1996.

SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM COMPENSATION
                                                                                ---------------------------------------
                                                ANNUAL COMPENSATION                       AWARDS              PAYOUTS
                                       --------------------------------------   --------------------------   ----------
                                                               OTHER ANNUAL       RESTRICTED      OPTIONS/      LTIP
       EXECUTIVE OFFICER         YEAR  SALARY($)   BONUS($)   COMPENSATION($)   STOCK AWARDS($)   SARS(#)    PAYOUTS($)
       -----------------         ----  ---------   --------   ---------------   ---------------   --------   ----------
                                          (1)        (2)            (3)                             (4)         (5)
William J. Ryan................  1997  $434,476    $327,600       $7,974              $0           35,000      $    0
Chairman, President and          1996   384,378     251,550        4,720               0           65,000           0
  Chief Executive Officer        1995   363,136     229,950        5,723               0           59,705           0
Peter J. Verrill...............  1997   280,810     224,450        2,850               0           11,700           0
  Executive Vice President,      1996   210,700     145,775        2,719               0           26,700           0
  Chief Operating Officer        1995   170,729     122,354        2,944               0           26,393           0
  and Chief Financial Officer
R. Scott Bacon.................  1997   182,524     126,175          738               0            7,100           0
  Executive Vice President of
    the
  Company and President of Bank
  of New Hampshire(6)
David D. Hindle................  1997   242,013     107,950            0               0            7,100           0
  Executive Vice President of
    the
  Company and President of
  Family Bank(7)
John W. Fridlington............  1997   176,181     105,400          694               0            7,100           0
  Executive Vice President       1996   170,465      94,206          619               0           22,100           0
  -- Commercial Lending          1995   163,437      96,106          581               0           26,393           0


                                    ALL OTHER
       EXECUTIVE OFFICER         COMPENSATION($)
       -----------------         ----------------
                                       (6)
William J. Ryan................      $ 9,550
Chairman, President and               10,750
  Chief Executive Officer              9,000
Peter J. Verrill...............        9,550
  Executive Vice President,           10,750
  Chief Operating Officer              9,000
  and Chief Financial Officer
R. Scott Bacon.................        9,550
  Executive Vice President of
    the
  Company and President of Bank
  of New Hampshire(6)
David D. Hindle................        9,550
  Executive Vice President of
    the
  Company and President of
  Family Bank(7)
John W. Fridlington............        9,550
  Executive Vice President            10,750
  -- Commercial Lending                9,000

------------

(1) In addition to base salaries, amounts disclosed in this column include (i) amounts deferred pursuant to the Company's Senior Officers' Deferred Compensation Plan, which generally allows eligible officers to defer up to 35% of their salaries, and (ii) amounts deferred pursuant to the Company's Thrift Incentive Plan, which generally allows employees of the Company and participating subsidiaries to defer up to 15% of their compensation, subject to applicable limitations in Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). Executive officers are considered for base salary adjustments each April 1.

(2) Bonuses were earned under the Company's Annual Incentive Compensation Program in the year indicated and paid early in the following year.

(3) Includes the value of a Company-owned automobile for Messrs. Ryan and Bacon and club memberships for Messrs. Ryan, Verrill, Bacon and Fridlington, which in each case amounts to substantially less than the lesser of either $50,000 or 10% of the total of annual salary and bonus for the respective named executive officers.

(4) Consists of awards granted pursuant to the Company's stock option plans.

(5) Includes matching contributions by the Company pursuant to the Company's Thrift Incentive Plan and contributions to the Company's Profit Sharing and Employee Stock Ownership Plan.

(6) Messrs. Bacon and Hindle became executive officers of the Company effective January 1, 1997.

OPTIONS/SAR GRANTS IN 1997

     The following table provides information relating to option grants pursuant to the Company's stock option plans during 1997 to the named executive officers.

                                                                                             POTENTIAL REALIZABLE
                                                    INDIVIDUAL GRANTS                          VALUE AT ASSUMED
                               ------------------------------------------------------------  RATES OF STOCK PRICE
                                            PERCENT OF TOTAL                                   APPRECIATION FOR
                                OPTIONS     OPTIONS GRANTED                                     OPTION TERM(4)
                                GRANTED     TO EMPLOYEES IN    EXERCISE      EXPIRATION      ---------------------
EXECUTIVE OFFICER                (#)(1)         1997(2)        PRICE(3)         DATE            5%         10%
-----------------              ----------   ----------------   --------   -----------------  --------   ----------
William J. Ryan..............     35,000         11.30%        $ 39.25     October 28, 2007  $863,938    2,189,400
Peter J. Verrill.............     11,700          3.78           39.25     October 28, 2007   288,802      731,885
David D. Hindle..............      7,100          2.29           39.25     October 28, 2007   175,256      444,135
R. Scott Bacon...............      7,100          2.29           39.25     October 28, 2007   175,256      444,135
John W. Fridlington..........      7,100          2.29           39.25     October 28, 2007   175,256      444,135

---------------
(1) Options vest and become exercisable 50% per year commencing on the first anniversary of the date of grant (October 28, 1998). None of the indicated awards were accompanied by stock appreciation rights.

(2) Percentage of options to purchase an aggregate of 299,600 shares of Common Stock granted to all employees during 1997.

(3) The exercise price was based on the market price of the Common Stock on the date of grant.

(4) Assumes future stock prices of $63.93 and $101.80 for options granted on October 28, 1997 at compounded rates of return of 5% and 10%, respectively. No discount has been applied to determine a net present value of each award; however, a 7.0% discount would yield real values of 51% of the values shown under the 5% and 10% columns, respectively.

AGGREGATED OPTION/SAR EXERCISES IN 1997 AND YEAR-END OPTION/SAR VALUES

     The following table provides information relating to option/SAR exercises in 1997 by the named executive officers and the value of such officers' unexercised options/SARs at December 31, 1997.

                                                                                            VALUE OF UNEXERCISED
                                                                    NUMBER OF                   IN-THE-MONEY
                                                                  OPTIONS/SARS                 OPTIONS/SARS AT
                                                                 AT YEAR END(#)                YEAR END($)(1)
                           SHARES ACQUIRED      VALUE      ---------------------------   ---------------------------
EXECUTIVE OFFICER          ON EXERCISE(#)    REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-----------------          ---------------   -----------   -----------   -------------   -----------   -------------
William J. Ryan..........      20,000         $516,250       181,918        142,500      $6,126,008     $2,948,441
Peter J. Verrill.........       5,746          203,265        66,848         62,550       2,212,940      1,369,638
David D. Hindle..........           0                0         9,450          7,100         390,946         47,925
R. Scott Bacon...........           0                0         3,550         10,650          80,096        128,021
John W. Fridlington......       5,000          185,913        64,548         55,650       2,161,046      1,286,694

---------------
(1) Based on a per share market price of $46.00.

PENSION PLAN

     The following table sets forth the estimated benefits payable under the Company's qualified defined benefit retirement plan for all eligible employees. This benefit and a supplemental benefit (for those executive officers covered under a supplemental retirement plan, as described below) provide a competitive total pension benefit plan. Covered compensation in the following table is limited to the $160,000 ceiling as provided under the Omnibus Budget Reconciliation Act of 1993.

CAREER AVERAGE                             10 YEARS      15 YEARS      20 YEARS      25 YEARS      30 YEARS
COMPENSATION                              OF SERVICE    OF SERVICE    OF SERVICE    OF SERVICE    OF SERVICE
--------------                            ----------    ----------    ----------    ----------    ----------
$125,000................................   $24,852       $37,278       $49,703       $62,129       $74,555
 150,000................................    30,227        45,340        60,453        75,567        90,680
 160,000................................    32,377        48,565        64,753        80,942        97,130

---------------

(1) Benefit formula is 1.5% of career average earnings plus 0.65% of career average earnings above covered compensation. For 1998 year of retirement covered compensation equaled $31,128.

(2)  Career average salary limited to $160,000.

(3)  Maximum allowable annual benefit for 1998 is $125,000.

     The amounts indicated for each of the named executive officers assume level salaries until retirement and that participants elect a straight life annuity form of benefit. The maximum annual compensation which may be taken into account under qualified plans is indexed for inflation after 1994.

     The Company and each of Messrs. Ryan, Verrill, Hindle and Fridlington have entered into supplemental retirement agreements which provide for a cumulative retirement benefit (together with qualified plan benefits and other integrated benefits, as set forth below) equal to 65% of each such executive's respective compensation for the highest five consecutive of the last ten years of the executive's employment. Compensation includes annual salary and bonuses, but excludes amounts paid pursuant to any stock option, stock appreciation right or other long-term compensation plans of the Company. The Company does not believe that the covered compensation for this purpose differs substantially (by more than 10%) from that set forth in the Summary Compensation Table set forth above. The benefits under the supplemental retirement agreements for covered executives generally are integrated with, and thus reduced by, (i) 50% of the officer's primary Social Security benefit estimated at the normal retirement age of 65;
(ii) the annual amount of benefits payable to the officer at age 65 on a life annuity basis from the qualified defined benefit retirement plan maintained by the Company; (iii) the annual amount of benefits payable on the same basis of that portion of the account balances attributable to contributions by the Company to any and all qualified defined contribution retirement plans maintained by the Company; and (iv) the annual amounts of benefits payable on the same basis attributable to contributions by the Company to any other qualified or non-qualified retirement plans or agreements maintained or entered into by the Company. Each of the supplemental retirement agreements provides for a reduction in the benefit to be provided if the executive does not complete 25 years of service with the Company or any of its subsidiaries.

     At December 31, 1997, the expected annual benefits under the supplemental retirement agreements with Messrs. Ryan, Verrill, Fridlington and Hindle were $158,677, $0, $4,443 and $44,232, respectively, assuming level future salaries and an 8% return on defined contribution investment accounts. These figures are based on 11, 16, 11 and seven years until retirement for Messrs. Ryan, Verrill, Fridlington and Hindle, respectively.

     The Company also has entered into supplemental retirement agreements with Mr. Bacon and certain other executive officers of the Company, effective January 1, 1998. The agreements provide that each executive shall receive a supplemental pension benefit upon retirement equal to the amount necessary to provide the executive with the normal benefits payable under the Company's defined benefit pension plan without regard to the $160,000 salary limitation under Section 401 of the Code or the limitations contained in Section 415 of the Code. Assuming that the supplemental retirement agreements were in effect at December 31, 1997, the expected annual benefits under the agreement with Mr. Bacon was $40,135, assuming level future salary and an 8% return on defined contribution investment accounts. This figure is based upon one year of credited service with the Company under his supplemental retirement agreement and 21 years until retirement for Mr. Bacon.

     At December 31, 1997, Messrs. Ryan, Verrill, Bacon, Fridlington and Hindle had eight, twenty, one, six and one year(s) of credited service under the Company's defined benefit pension plan, respectively.

SEVERANCE AGREEMENTS

     The Company has entered into severance agreements with Messrs. Ryan, Verrill, Bacon, Hindle and Fridlington and each of the other executive officers of the Company, pursuant to which these officers would receive specified benefits in the event that their employment was terminated by the Company other than for cause, disability, retirement or death following a "change in control" of the Company, as defined, or the officers terminated their employment under such circumstances for "good reason," as defined. The benefits payable under such circumstances include a lump sum payment equal to three times (in the case of Messrs. Ryan, Verrill, Bacon and Hindle) and two times (in the case of each other executive officer) the sum of (i) the officer's annual salary at the rate in effect at the specified time and (ii) the greatest of the bonuses paid to such officer or accrued on his behalf in either the year in which the change in control occurred or the immediately preceding year. In addition, each such officer would be entitled under such circumstances to be covered at the expense of the Company by the same or equivalent hospital, medical, dental, accident, disability and life insurance coverage as in effect for the officer immediately prior to termination of his or her employment until the earlier of three years (in the case of Messrs. Ryan, Verrill, Bacon and Hindle) and two years (in the case of each other executive officer) following termination of employment or the date the officer has commenced new employment which provides comparable benefits. The agreements also provide that in the event that any of the payments to be made thereunder or otherwise upon termination of employment are deemed to constitute "excess parachute payments" within the meaning of
Section 280G of the Code, and payments will cause the executive officer to incur an excise tax under the Code, the Company shall pay the executive officer an amount such that after payment of all federal, state and local income tax and any additional excise tax, the executive will be fully reimbursed for the amount of such excise tax. Excess parachute payments generally are payments in excess of three times the recipient's average annual compensation from the employer includable in the recipient's gross income during the most recent five taxable years ending before the date of a change in control of the employer ("base amount"). Recipients of excess parachute payments are subject to a 20% excise tax on the amount by which such payments exceed the base amount, in addition to regular income taxes, and payments in excess of the base amount are not deductible by the employer as compensation expense for federal income tax purposes.

REPORT OF THE HUMAN RESOURCES COMMITTEE

     The Human Resources Committee of the Board of Directors of the Company makes this report on executive compensation for the year ended December 31, 1997.

     During 1997, the members of the Human Resources Committee were Katherine M. Greenleaf, Chairperson, Everett W. Gray, Andrew W. Greene, Pamela P. Plumb and Dana Levenson.

     One of the responsibilities of the Human Resources Committee is to determine the compensation of the executive officers of the Company. The components of compensation include salary, bonuses under an annual incentive program, stock options under the Company's stock option plans and contributions by the Company under its defined benefit Pension Plan, Thrift Incentive Plan and Profit Sharing Employee Stock Ownership Plan. The bases for determining contributions to the Company's Pension Plan, Thrift Incentive Plan and Profit Sharing Employee Stock Ownership Plan are the same for all participants in those plans, including executive officers.

     It is the policy of the Human Resources Committee to determine the components of executive compensation to accomplish the following objectives:

          A. To reward executives for enhancement of shareholder value as reflected in the Company's annual earnings performance and the market price of the Common Stock;

          B. To balance rewards for accomplishments of short and long-term performance goals;

          C. To sponsor a pay-for-performance structure which awards executives with above-market levels of compensation when the Company outperforms its forecasted earnings, and below-market compensation when financial performance trails its forecasted earnings;

          D. To have greater portions of total compensation at risk for performance as the management level increases;

          E. To encourage ownership of Common Stock of the Company through annual grants of stock options, not only to highly compensated executives of the Company, but also to management personnel throughout the Company; and

          F. To attract and retain highly-qualified executives critical to the Company's long-term success.

     The Company's compensation philosophy is to provide its executives, including the President and Chief Executive Officer, with conservatively competitive base salaries along with performance-based annual and long-term incentives which provide an appropriate balance and focus between near-term and long-term objectives of the Company. The compensation model for executives of the Company targets total compensation to be competitive (at least the 50th percentile) when measured against a range of selected comparable companies, including bank holding companies and banks in the Company's size range. Comparability is established based on several criteria, including size and scope of business. This comparative analysis was carried out in 1997 with the assistance of Towers Perrin, a nationally-recognized independent consulting firm. The Committee also retained Frederic W. Cook as independent consultant to the Committee to review survey data and recommendations with respect to the salary of the President and Chief Executive Officer. The comparison group is broader than the regional bank holding company and bank group utilized in the performance graph below, and contains some but not all of the bank holding companies and banks in that group. The Committee believes that the broader group provides a sounder and more appropriate basis for comparison in setting compensation levels because of similarities in size and scope of business with the Company. The Committee also seeks to ensure that compensation reflects annual evaluations of corporate and individual performance. Except as otherwise described below, the Committee adjusted salaries in 1997 based on this methodology and with the assistance of Towers Perrin.

     Mr. Ryan's salary was increased from $390,000 to $455,000 during 1997, which was at the mid-range of the selected comparison group. Mr. Ryan's salary, after adjustment in 1996, was at the mid-point for that year, consistent with the policy described above. The mid-point for comparable companies increased in 1997 and due to the continued excellent results achieved by the Company in 1996, particularly as regards return on assets and market price of the Company's Common Stock, the Committee determined that an increase in salary to the new market median was appropriate.

     The annual bonus plan provided for payouts at a specific target (45%, 40% and 35% of base salary range mid-point for the President and Chief Executive Officer, Executive Vice President and Chief Operating Officer and Executive Vice President levels, respectively) upon achieving net income of $70.7 million for the year, with a maximum payout of 75%, 70% and 65%, respectively, for net income of at least $73.7 million, or 4.2% over forecasted earnings. Under the plan, a threshold level of earnings of $66.5 million was required before any bonus compensation was paid. Plans for Presidents of the Company's banking subsidiaries provide payouts based on achievement of net income targets both at their individual banks and at the Company, with somewhat greater emphasis on Company income. Mr. Bacon's target payout was 35% of base salary based on achievement of $26.6 million of net income by Bank of New Hampshire and $70.7 million by the Company, with a maximum payout of 65% for achievement of $27.7 million at Bank of New Hampshire and $73.7 million at the Company. Mr. Hindle's targeted payout was 35% of base salary based on achievement of $10.0 million at Family Bank and $70.7 million at the Company, with a maximum payout of 65% for achievement of $10.4 million at Family Bank and $73.7 million at the Company. As a result of the Company's earnings for 1997, bonuses for Messrs. Ryan, Verrill, Bacon, Hindle and Fridlington were $327,600, $224,450, $126,175, $107,950 and
$105,400, respectively.

     The Committee awards stock options annually at market exercise prices. In 1994, Frederic W. Cook & Co., Inc. ("Cook"), a nationally-recognized executive compensation consulting firm, evaluated long-term compensation and determined that it was appropriate for the Committee to establish share guidelines for the annual grant of stock options to ensure comparability with the grants of stock options to executives at comparable companies. In accordance with recommendations made by Cook, the Committee developed share guidelines for the grant of stock options which are intended to be competitive with grants of stock options to executives of comparable companies. As a result of this market based model, on October 28, 1997, options to purchase 35,000 shares, 11,700 shares, 7,100 shares, 7,100 shares and 7,100 shares were granted to Messrs. Ryan, Verrill, Bacon, Hindle and Fridlington, respectively.

     In 1997, the Company established guidelines for executive management investment in the Company's Common Stock. An executive will be expected to hold shares having a value determined as a multiple of base salary. Both direct and indirect ownership (i.e. through certain family trusts), and ownership through employee benefit plans will be taken into account. For Mr. Ryan, the level of investment in Company

Common Stock is four times base salary. For Mr. Verrill, the level is three times base salary. For the other named executives, the level is two times base salary. Executive officers will have five years to achieve the desired level of investment.

     The Committee has considered changes in the Code pursuant to which publicly-held companies will be subject to a maximum income tax deduction of $1 million with respect to annual compensation paid to any one of the Chief Executive Officer or the other officers appearing in the Summary Compensation Table above (with certain exceptions for "performance based" compensation). Compensation resulting from the exercise of stock options is not taken into consideration in applying this limit if certain requirements are met; the stock options granted pursuant to the Company's 1996 Equity Plan have been structured with the intent of meeting such requirement, as discussed below. The Committee believes that the likelihood of any impact on the Company from this change in the tax law is remote at this time.

                                          Respectfully submitted,

                                          Katherine M. Greenleaf, Chairman
                                          Everett W. Gray
                                          Andrew W. Greene
                                          Dana S. Levenson
                                          Pamela P. Plumb

PERFORMANCE GRAPH

     The following graph compares the yearly cumulative total return on the Common Stock over a five-year measurement period with (i) the yearly cumulative total return on the stocks included in the Standard & Poor's 500 Stock Index and
(ii) the yearly cumulative total return on the stocks included in the Keefe Bruyette & Woods, Inc. ("KBW") New England Bank Index. All of these cumulative returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the applicable years.

                          [PERFORMANCE GRAPH FOR PHFG]

================================================================================
                     INDEX OF TOTAL RETURN (12/31/92 = 100)
--------------------------------------------------------------------------------
              S&P 500     KBW NEW ENGLAND       PHBK           PRICE PLUS
   DATE        INDEX        BANK INDEX         INDEXED    CUMULATIVE DIVIDENDS
--------------------------------------------------------------------------------
 12/31/92     100.00          100.00           100.00            $9.750
 3/31/93      104.35          110.93           111.54            $10.875
 6/30/93      104.85          104.57           100.00            $9.750
 9/30/93      107.52          135.41           119.23            $11.625
 12/31/93     110.02          133.51           123.08            $12.000
--------------------------------------------------------------------------------
 3/31/94      105.87          140.44           106.41            $10.375
 6/30/94      106.33          165.45           136.51            $13.310
 9/30/94      111.53          157.97           152.79            $14.897
 12/31/94     111.51          134.40           125.34            $12.221
--------------------------------------------------------------------------------
 3/31/95      122.33          150.90           133.02            $12.969
 6/30/95      133.97          171.43           159.41            $15.543
 9/30/95      144.58          196.16           195.33            $19.045
 12/31/95     153.26          209.77           245.10            $23.897
--------------------------------------------------------------------------------
 3/31/96      161.48          210.20           236.05            $23.015
 6/30/96      168.71          222.95           222.97            $21.740
 9/30/96      173.88          250.54           257.66            $25.122
 12/31/96     188.36          289.74           310.52            $30.276
--------------------------------------------------------------------------------
 3/31/97      193.44          300.88           343.01            $33.444
 6/30/97      227.14          361.53           424.50            $41.389
 9/30/97      244.13          426.65           476.36            $46.445
 12/31/97     251.12          498.12           520.24            $50.724
--------------------------------------------------------------------------------

                                        SOURCE:   KEEFE, BRUYETTE & WOODS, INC.
================================================================================


INDEBTEDNESS OF MANAGEMENT

     Directors, officers and employees of the Company and its subsidiaries are permitted to borrow from the Company's banking subsidiaries in accordance with the requirements of federal and state law. All loans made by the Company's banking subsidiaries to Directors and executive officers or their related interests have been made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. It is the belief of management of the Company that at the time of origination these loans neither involved more than the normal risk of collectibility nor presented any other unfavorable features. As of December 31, 1997, the Company's banking subsidiaries had $18.5 million of loans outstanding to Directors and executive officers of the Company and its subsidiaries and their related interests.

CERTAIN TRANSACTIONS

     The law firm of Marden, Dubord, Bernier & Stevens, of which Robert A. Marden is a partner, provides legal services to Peoples Heritage Bank from time to time in the ordinary course of business. The law firm of Crocker, Philbrook & Crouch, P.A., of which Malcolm W. Philbrook, Jr. is a partner, provides legal services to Peoples Heritage Bank from time to time in the ordinary course of business. Blue Cross/Blue Shield of Maine, of which Andrew W. Greene is President, Chief Executive Officer and Director, is one of two companies which provide health insurance to employees of the Company and its banking subsidiaries. In addition to the foregoing, Peoples Heritage Bank, as successor to Oxford Bank & Trust, leases the main office of its Oxford Division from Robert P. Bahre under a lease which provides for a current annual base rental of $177,469. The Company believes that the foregoing transactions are fair to and in the best interests of the Company and its stockholders.

          PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO INCREASE
                THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
                                 (PROPOSAL TWO)

     At the Annual Meeting, stockholders will be asked to consider and approve a proposal to amend the Company's Articles of Incorporation to increase the number of shares of authorized Common Stock from 100,000,000 to 200,000,000. Such amendment was unanimously approved by the Board of Directors of the Company on March 3, 1998.

DISCUSSION OF THE PROPOSED AMENDMENT

     The Company's Articles of Incorporation currently authorize 105,000,000 shares of capital stock, consisting of 100,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock"). The proposed amendment to the Articles of Incorporation would increase the number of shares of authorized capital stock by 100,000,000 shares, from 105,000,000 shares to 205,000,000 shares. If the amendment is authorized, the first two sentences of Article 4 of the Company's Articles of Incorporation would be amended to read as follows:

     "The total number of shares of capital stock which the Corporation has authority to issue is 205,000,000, of which 5,000,000 shall be serial preferred stock, $.01 par value per share (hereinafter the "Preferred Stock"), and 200,000,000 shall be common stock, par value $.01 per share (hereinafter the "Common Stock"). The aggregate par value of all authorized shares of capital stock having a par value is $2,050,000.

     As of December 31, 1997, there were 27,737,299 shares of Common Stock outstanding. At such date, the Company also had reserved an aggregate of 16,815,868 shares of Common Stock for issuance to holders of outstanding shares of common stock of CFX and outstanding options to purchase such shares pursuant to an Agreement and Plan of Merger, dated as of October 27, 1997, between CFX and the Company (the "Agreement"), which provides, among other things, for the merger of CFX with and into the Company (the "Merger"). In addition to the shares of Common Stock which have been reserved for issuance pursuant to the Agreement, as of December 31, 1997 an aggregate of 2,794,982 shares of Common Stock were reserved for issuance pursuant to the Company's 1986 Stock Option and Stock Appreciation Rights Plan (the "1986 Option Plan"), Employee Stock Purchase Plan, Directors' Stock Option Plan and 1996 Equity Plan, and an additional 90,145 shares of Common Stock were reserved for issuance pursuant to options issued in connection with a prior acquisition. Also, as described below, the Board of Directors has proposed to reserve up to an additional 1,750,000 shares of Common Stock for issuance pursuant to the 1996 Equity Plan.

     Assuming that (i) the Merger had been consummated as of December 31, 1997 and (ii) the maximum number of shares of Common Stock reserved for issuance in connection therewith was issued by the Company, the Company would have had 44,553,167 shares outstanding on a pro forma basis at December 31, 1997 (the "Pro Forma Shares"). The proposed 100,000,000 increase in the number of authorized shares of Common Stock amounts to 2.2 times the Pro Forma Shares, which does not reflect shares reserved for issuance and proposed to be reserved for issuance pursuant to the Company's stock compensation plans, as discussed above.

     The Board of Directors of the Company has determined that the number of shares of authorized Common Stock should be increased to provide the Company with the flexibility to conduct the Company's future operations, including the issuance, distribution, exchange or reservation of shares of Common Stock for stock dividends, acquisitions, financings and employee stock compensation plans. The Board of Directors currently has no specific plans to issue additional Common Stock, except pursuant to the Company's director and employee stock compensation plans and in connection with the acquisition of CFX pursuant to the Agreement.

     Under certain circumstances, authorized but unissued shares of Common Stock and Preferred Stock can provide the Board of Directors of the Company with a means of discouraging an unsolicited change in control of the Company. Although the proposed amendment may allow the Board of Directors to issue additional shares of Common Stock in the event of an unsolicited attempt to acquire control of the Company as a means of discouraging a hostile acquiror, the Board of Directors has no present intention of using the existing or proposed authorized but unissued Common Stock or the existing authorized but unissued Preferred Stock for such purpose, except to the extent that such an issuance could occur pursuant to the Company's existing Stockholder Rights Plan. The Board of Directors is not presently aware of any plans to acquire control of the Company.

     Holders of Common Stock do not have preemptive rights to subscribe to additional securities that may be issued by the Company, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership. Stockholders who desire to maintain their interests may be able to do so through normal market purchases, however.

     If stockholders of the Company approve the proposed amendment to the Articles of Incorporation and the Merger is consummated pursuant to the Agreement, the Company will file articles of amendment to the Restated Articles of Incorporation of the Company included as Exhibit A to the Agreement with the Secretary of State of the State of Maine reflecting the proposed increase in authorized capitalization. If stockholders of the Company approve the proposed amendment to the Articles of Incorporation and the Merger is not consummated pursuant to the Agreement, the Company will file articles of amendment to the Company's existing Articles of Incorporation with the Secretary of State of the State of Maine reflecting the increase in authorized capitalization.

     THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS OF THE COMPANY VOTE "FOR" APPROVAL OF ADOPTION OF THE PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

          PROPOSAL TO AMEND THE 1996 EQUITY INCENTIVE PLAN TO INCREASE
             THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE THEREUNDER
                                (PROPOSAL THREE)

     Since 1991, the Company has emphasized the grant of stock options at market rate exercise prices as a means of providing long-term incentive compensation to, and encouraging a long-term commitment by, a broad number of its employees. These grants have been made pursuant to the 1986 Option Plan and the 1996 Equity Plan. As of December 31, 1997, no shares of Common Stock remained available for grant pursuant to the 1986 Option Plan and approximately 626,475 shares of Common Stock remained available for grant pursuant to the 1996 Equity Plan.

     The Company believes that stock options and other stock compensation have enhanced the Company's ability to meet its long-term goals and intends to continue to utilize this means of compensation for its and its affiliates' employees, including persons who become such as a result of the Company's pending acquisition of CFX, which will substantially increase the number of employees of the Company and its subsidiaries. The number of shares remaining for grant under the 1996 Equity Plan, however, is insufficient to permit awards which the Company would expect to make in future years pursuant to its normal compensation practices. Accordingly, on March 3, 1998, the Board of Directors unanimously adopted, subject to stockholder approval at the Annual Meeting, an amendment to the 1996 Equity Plan which increases the number of shares of Common Stock which may be issued pursuant to the 1996 Equity Plan. In addition, the 1996 Equity Plan has been amended in a minor respect to reflect amendments to Rule 16b-3 under the Exchange Act which became effective as of August 15, 1996.

MATERIAL FEATURES OF THE 1996 EQUITY PLAN

     The following brief description of the material features of the 1996 Equity Plan is qualified in its entirety by reference to the full text of the 1996 Equity Plan, a copy of which is attached to this Proxy Statement as Annex A.

     The Restated 1996 Equity Plan is administered by a committee designated by the Board of Directors consisting of not less than two "non-employee directors," (formerly "disinterested persons"), as defined in Rule 16b-3 under the Exchange Act (the "Committee"). Currently, the Human Resources Committee of the Board of Directors serves in this capacity. The Committee has, among other powers, the power to interpret and administer the 1996 Equity Plan and any instrument or agreement relating thereto, as well as to establish, amend, suspend or waive such rules and regulations as it shall deem appropriate in connection with its administration of the 1996 Equity Plan.

     The 1996 Equity Plan also may be administered by the Board of Directors of the Company. In the event of such administration by the Board of Directors, all references to the Committee in the 1996 Equity Plan shall be deemed to refer to the Board of Directors.

     The Committee has sole and complete authority to grant to eligible participants one or more equity awards, including incentive stock options and/or nonqualified stock options, stock appreciation rights, restricted stock and restricted stock units, performance awards and other stock-based awards, or any combination thereof. The Committee shall have the sole discretion to determine the number or amount of shares, units, cash or other rights or awards to be awarded to any participant; however, subject to adjustment as provided in the 1996 Equity Plan, no participant may receive awards under the 1996 Equity Plan in any calendar year that relate to more than 150,000 shares.

     Subject to the restrictions described below, the Committee in its sole discretion shall establish the exercise price, grant price or value of awards. All stock options which are granted under the 1996 Equity Plan shall have a per share exercise price which is not less than 100% of the fair market value of a share of Common Stock on the date of grant, and all restricted stock units shall have a value equal to the fair market value of a share of Common Stock. Currently, the fair market value of a share of Common Stock for purposes of the 1996 Equity Plan generally shall be the closing price of a share of Common Stock on the Nasdaq Stock Market's National Market on the day in question.

     Each award will be evidenced by an award agreement that will be delivered to the participant specifying the terms and conditions of the award and any rules applicable to such award. Upon a "Change in Control" of the Company, as defined in, and subject to certain limitations under, the 1996 Equity Plan, all outstanding awards will vest, become immediately exercisable or payable or have all restrictions lifted as may apply to the type of award granted. Awards are nontransferable; however, an award may be transferable under the 1996 Equity Plan to the extent determined by the Committee and set forth in the applicable award agreement if such award agreement provisions do not disqualify such award for exemption under Rule 16b-3, if such award is not intended to qualify for exemption under Rule 16b-3 or, with respect to awards which are incentive stock options, if such provisions do not prevent the incentive stock options from qualifying as such under applicable laws and regulations.

     Unless sooner terminated, the 1996 Equity Plan shall remain in effect for a period of ten years ending on the tenth anniversary of its adoption by the Board of Directors of the Company on February 13, 1996. Termination of the 1996 Equity Plan shall not affect any awards previously granted thereunder and such awards shall remain valid and in effect until they have been fully exercised or earned, are surrendered or by their terms expire or are forfeited.

ELIGIBLE PARTICIPANTS

     Under the 1996 Equity Plan, any employee of the Company or the Company's affiliates who is not a member of the Committee may be designated by the Committee as a participant and receive awards thereunder. This currently includes the chief executive officer, who is a director, seven other executive officers and, as of the date hereof, approximately 1,500 other employees. Non-employee directors of the Company are not eligible to receive awards under the 1996 Equity Plan.

SHARES RESERVED UNDER THE 1996 EQUITY PLAN

     The number of shares of Common Stock that may be issued pursuant to the 1996 Equity Plan initially was equal to 1,250,000. As amended, the number of shares of Common Stock that may be issued pursuant to the 1996 Equity Plan is equal to the sum of (i) 2,340,000, which consists of the initial 1,250,000 shares plus 3.9% of the 27,737,299 shares of Common Stock outstanding as of December 31, 1997, or 1,090,000 shares, plus (ii) subject to consummation of the Merger, 660,000, which represents 3.9% of the 16,815,868 shares of Common Stock reserved for issuance by the Company to holders of outstanding shares of common stock of CFX and outstanding options to purchase such shares pursuant to the Agreement. Thus, if stockholders approve the proposed amendment to the 1996 Equity Plan and the Merger is consummated pursuant to the Agreement, a total of 3,000,000 shares of Common Stock would be issuable pursuant to the 1996 Equity Plan (2,340,000 shares plus 660,000 shares), which represents an increase of 1,750,000 shares over the currently authorized 1,250,000 shares. As of December 31, 1997, the 3,000,000 total number of shares of Common Stock which is proposed to be issuable pursuant to the 1996 Equity Plan amounted to 7% of the Pro Forma Shares, and such amount plus the shares reserved for issuance under the 1986 Option Plan, the Employee Stock Purchase Plan and the Directors' Stock Option Plan amounted to 10% of the Pro Forma Shares.

     The total number of shares of Common Stock that may be issued pursuant to the 1996 Equity Plan is subject to adjustment by the Committee in the event of stock dividends, stock splits, combination of shares, recapitalizations or other changes in the outstanding Common Stock. The shares issuable under the 1996 Equity Plan may be from either authorized but previously unissued shares of Common Stock or from reacquired shares of Common Stock, including shares purchased by the Company on the open market and held as treasury shares.

NATURE OF AMENDMENTS ALLOWED TO THE 1996 EQUITY PLAN WITHOUT STOCKHOLDER ACTION

     The Board of Directors may amend, suspend, discontinue or terminate the 1996 Equity Plan or any portion thereof at any time, provided that no such action will be made without stockholder approval if such approval is (i) necessary to comply with any tax or regulatory requirement with which the Board of Directors of the Company deems it necessary or desirable to comply or (ii) otherwise required by applicable law.

NEW PLAN BENEFITS

     As of December 31, 1997, there were outstanding options to purchase an aggregate of 611,525 shares of Common Stock which had been granted pursuant to the 1996 Equity Plan to 370 employees of the Company and its subsidiaries. As of the same date, the Company had not granted any restricted stock or other awards under the 1996 Equity Plan.

     For information regarding options granted under the 1996 Equity Plan to the Company's five most highly-compensated executive officers during 1997, see "Option/SAR Grants in 1997" above. In addition to the data shown in that table, in 1997 options to purchase an aggregate of 89,300 shares of Common Stock were granted to all executive officers as a group and options to purchase an aggregate of 210,300 shares of Common Stock were granted to all other employees as a group. All options granted by the Company in 1997 had a per share exercise price equal to the market value of a share of Common Stock on the date of grant.

DISCUSSION OF FEDERAL INCOME TAX CONSEQUENCES

     Set forth below is a summary of the federal income tax consequences under the Code relating to awards which may be granted under the 1996 Equity Plan.

     Incentive Stock Options. No taxable income is recognized by the optionee upon the grant or exercise of an incentive stock option that meets the requirements of Section 422 of the Code. However, the exercise of an incentive stock option may result in alternative minimum tax liability for the optionee. If no disposition of shares issued to an optionee pursuant to the exercise of an incentive stock option is made by the optionee within two years from the date of grant or within one year after the date of exercise, then upon sale of such shares, any amount realized in excess of the exercise price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and no deduction will be allowed to the Company for federal income tax purposes.

     If shares of Common Stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition"), the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares on the date of exercise (or, if less, the amount realized on an arm's length sale of such shares) over the exercise price of the underlying options, and the Company will be entitled to deduct such amount. Any gain realized from the shares in excess of the amount taxed as ordinary income will be taxed as capital gain and will not be deductible by the Company.

     An incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment, except in certain cases where the incentive stock option is exercised after the death or permanent and total disability of the optionee. If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a nonqualified stock option.

     Nonqualified Stock Options. No taxable income is recognized by the optionee at the time a nonqualified stock option is granted under the 1996 Equity Plan. Generally, on the date of exercise of a nonqualified stock option, ordinary income is recognized by the optionee in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise, and the Company receives a tax deduction for the same amount. Upon disposition of the shares acquired, an optionee generally recognizes the appreciation or depreciation on the shares after the date of exercise as either short-term or long-term capital gain or loss depending on how long the shares have been held.

     If the stock received upon exercise of an option or stock appreciation right is subject to a substantial risk of forfeiture, the income and the deduction, if any, associated with such award may be deferred in accordance with the rules described below for restricted stock. In general, Common Stock issued upon exercise of an option or stock appreciation right granted under the 1996 Equity Plan will be transferable and not subject to a risk of forfeiture at the time issued.

     Stock Appreciation Rights. No income will be recognized by an optionee in connection with the grant of a stock appreciation right. When the stock appreciation right is exercised, the optionee generally will be required to include as taxable ordinary income in the year of such exercise an amount equal to the amount of cash received and the fair market value of any stock received. The Company generally will be entitled to a deduction equal to the amount includable as ordinary income by such optionee.

     Restricted Stock. A recipient of restricted stock generally will be subject to tax at ordinary income rates on the excess of the fair market value of the stock (measured at the time the stock is either transferable or is no longer subject to forfeiture) over the amount, if any, paid for such stock. However, a recipient who elects under Section 83(b) of the Code within 30 days of the date of issuance of the restricted stock to be taxed at the time of issuance of the restricted stock will recognize ordinary income on the date of issuance equal to the fair market value of the shares of restricted stock at that time (measured as if the shares were unrestricted and could be sold immediately), minus any amount paid for such stock. If the shares subject to such election are forfeited, the recipient will be entitled to a capital loss for tax purposes only for the amount paid for the forfeited shares, not the amount recognized as ordinary income as a result of the Section 83(b) election. The holding period to determine whether the recipient has long-term or short-term capital gain or loss upon sale of shares begins when the forfeiture period expires (or upon issuance of the shares, if the recipient elected immediate recognition of income under Section 83(b) of the Code).

     Other Awards. The federal income tax treatment of other awards which may be granted under the 1996 Equity Plan which are not described above will depend on the specific terms of such awards. Generally, the Company will be required to withhold applicable taxes with respect to any ordinary income recognized by a participant in connection with awards made under the 1996 Equity Plan.

     Parachute Payments. The acceleration of the vesting or payment of an award under the 1996 Equity Plan in connection with a change in control of the Company may, depending upon the individual circumstances of the participant, cause certain amounts attributable thereto to be treated as "excess parachute payments" as defined in the Code. "Excess parachute payments" are non-deductible by the Company for purposes of the Code and subject the employee to a 20% federal excise tax thereon in addition to regular income taxes.

     Deduction Limit for Certain Executive Compensation. For fiscal years commencing on or after January 1, 1994, Section 162(m) of the Code generally limits the deduction for certain compensation in excess of $1 million per year paid by a publicly-traded corporation to its chief executive officer and the four other most highly-compensated executive officers. Certain types of compensation, including compensation based on performance goals, are excluded from the $1 million deduction limitation. In order for compensation to qualify for this exception: (i) it must be paid solely on account of the attainment of one or more preestablished, objective performance goals; (ii) the performance goal must be established by a compensation committee consisting solely of two or more outside directors, as defined; (iii) the material terms under which the compensation is to be paid, including performance goals, must be disclosed to and approved by stockholders in a separate vote prior to payment; and (iv) prior to payment, the compensation committee must certify that the performance goals and any other material terms were in fact satisfied (the "Certification Requirement").

     Final U.S. Treasury regulations issued in December 1995 provide that compensation attributable to a stock option or stock appreciation right is deemed to satisfy the requirement that compensation be paid solely on account of the attainment of one or more performance goals if: (i) the grant is made by a compensation committee consisting solely of two or more outside directors, as defined; (ii) the plan under which the option or stock appreciation right is granted states the maximum number of shares with respect to which options or stock appreciation rights may be granted during a specified period to any employee; and (iii) under the terms of the option or stock appreciation right, the amount of compensation the employee could receive is based solely on an increase in the value of the stock after the date of grant or award. The Certification Requirement is not necessary if these other requirements are satisfied.

     The 1996 Equity Plan has been designed to meet the requirements of Section 162(m) of the Code and, as a result, the Company believes that compensation attributable to stock options and stock appreciation rights granted under the 1996 Equity Plan in accordance with the foregoing requirements will be fully deductible under Section 162(m) of the Code. If the non-excluded compensation of a covered executive exceeded $1 million, however, compensation attributable to other awards, such as restricted stock, may not be fully deductible unless the grant or vesting of the award is contingent on the attainment of a performance goal determined by a compensation committee meeting specified requirements and disclosed to and approved by the stockholders of the Company. The Board of Directors believes that the likelihood of any impact on the Company from the deduction limitation contained in Section 162(m) of the Code is remote at this time.

     The above description of tax consequences is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change (in some cases retroactively), as are their interpretations, and their application may vary in individual circumstances (including without limitation in the case of persons who are subject to Section 16 of the Exchange Act and regulations thereunder.) Finally, the consequences under applicable state and local income tax laws may not be the same as under federal income tax laws.

     THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS OF THE COMPANY VOTE "FOR" APPROVAL OF THE 1996 EQUITY PLAN.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                (PROPOSAL FOUR)

     The Board of Directors of the Company has appointed KPMG Peat Marwick LLP, independent certified public accountants, to perform the audit of the Company's financial statements for the year ending December 31, 1998, and has further directed that selection of auditors be submitted for ratification by the stockholders at the Annual Meeting.

     Representatives from KPMG Peat Marwick LLP will be present at the Annual Meeting and will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from stockholders.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS OF THE COMPANY VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS FOR 1998.

                             STOCKHOLDER PROPOSALS

     Any proposal which a stockholder wishes to have included in the proxy materials of the Company relating to the next annual meeting of stockholders, which is scheduled to be held in April 1998, must be received at the principal executive offices of the Company, One Portland Square, P.O. Box 9540, Portland, Maine 04112-9540, Attention: Carol L. Mitchell, Esq., Executive Vice President, General Counsel, Secretary and Clerk, no later than November 22, 1998. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, it will be included in the Proxy Statement and set forth on the form of proxy issued for the next annual meeting of stockholders. It is urged that any stockholder proposals be sent certified mail, return-receipt requested.

     Stockholder proposals which are not presented to the Company for inclusion in its proxy solicitation materials in compliance with Rule 14a-8 under the Exchange Act must comply with the Company's Bylaws with respect to any proposal to be presented at the Company's next annual meeting of stockholders. To be properly brought before an annual meeting of stockholders pursuant to the Company's Bylaws, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors,
(b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder of the Company, the stockholder must have given timely notice thereof in writing to the Clerk of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 90 days prior to the anniversary date of the immediately preceding annual meeting. Stockholder proposals for the annual meeting of stockholders of the Company in 1998 must be received at the executive offices of the Company by November 19, 1998. A stockholder's notice should be sent to Carol L. Mitchell, Esq., Executive Vice President, General Counsel, Secretary and Clerk, Peoples Heritage Financial Group, Inc., One Portland Square, P.O. Box 9540, Portland, Maine 04112-9540, and must set forth as to each matter the stockholder proposes to bring before an annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address as they appear on the books of the Company of the stockholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business.

                                 ANNUAL REPORTS

     A copy of the Company's Annual Report to Stockholders for the year ended December 31, 1997 accompanies this Proxy Statement. Such report is not part of the proxy solicitation materials.

     UPON RECEIPT OF A WRITTEN REQUEST, THE COMPANY WILL FURNISH TO ANY STOCKHOLDER WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K REQUIRED TO BE FILED WITH THE COMMISSION UNDER THE EXCHANGE ACT. UPON WRITTEN REQUEST AND A PAYMENT OF A COPYING CHARGE OF TEN CENTS PER PAGE, THE COMPANY ALSO WILL FURNISH TO ANY STOCKHOLDER A COPY OF THE EXHIBITS TO THE ANNUAL REPORT ON FORM 10-K. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO CAROL L. MITCHELL, ESQ., EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL, SECRETARY AND CLERK, PEOPLES HERITAGE FINANCIAL GROUP, INC., ONE PORTLAND SQUARE, P.O. BOX 9540, PORTLAND, MAINE 04112-9540. SUCH REPORT IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

                                 OTHER MATTERS

     Management is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

     The cost of the solicitation of proxies will be borne by the Company. The Company has retained Morrow & Co., a professional proxy solicitation firm, to assist in the solicitation of proxies. The fee arrangement with such firm is $5,000 plus reimbursement for out-of-pocket expenses. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, Directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1993, as amended, or the Exchange Act, that might incorporate future filings, including this Proxy Statement, in whole or in part, the report of the Human Resources Committee and Performance Graph contained herein shall not be incorporated by reference into any such filings.

                                                                         ANNEX A

                     PEOPLES HERITAGE FINANCIAL GROUP, INC.
                           1996 EQUITY INCENTIVE PLAN
                        (AS AMENDED AS OF MARCH 3, 1998)

     SECTION 1. Purpose. The purposes of the Peoples Heritage Financial Group, Inc. 1996 Equity Incentive Plan are to promote the interests of Peoples Heritage Financial Group, Inc. and its stockholders by (i) attracting and retaining exceptional executive personnel and other key employees of the Company and its Affiliates; (ii) motivating such employees by means of performance-related incentives to achieve long-range performance goals; and (iii) enabling such employees to participate in the long-term growth and financial success of the Company.

     SECTION 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

          "Affiliate" shall mean (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

          "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Performance Award or Other Stock-Based Award.

          "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

          "Board" shall mean the Board of Directors of the Company.

          "Change in Control" shall be deemed to have occurred if: (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company and any trustee or other fiduciary holding securities under any employee benefit plan of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; (ii) during any period of two consecutive years (not including any period prior to the adoption of the Plan), individuals who at the beginning of such period constitute the Board of Directors, and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors; (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company outstanding immediately after such merger or consolidation; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets. If any of the events enumerated in clauses (i) through (iv) occur, the Board shall determine the effective date of the Change in Control resulting therefrom for purposes of the Plan.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          "Committee" shall mean a committee of the Board designated by the Board to administer the Plan and composed of not less than the minimum number of persons from time to time required by Rule 16b-3, each of whom, to the extent necessary to comply with Rule 16b-3 only, is a "non-employee director" within the meaning of Rule 16b-3, as from time to time amended. Until otherwise determined by the Board, the Human Resources Committee designated by the Board shall be the Committee under the Plan.

          "Company" shall mean Peoples Heritage Financial Group, Inc.

          "Employee" shall mean an employee of the Company or of any Affiliate.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Fair Market Value" shall mean the fair market value of the property or other item being valued, as determined by the Committee in its sole discretion, provided that, unless otherwise determined by the Committee in order to satisfy the requirements relating to Incentive Stock Options under applicable laws and regulations, the "Fair Market Value" of a Share shall be (i) if the Shares are listed or admitted to trading on any securities exchange or national market system in the United States, the closing price, regular way, on such day on the principal securities exchange or national market system in the United States on which Shares are traded, (ii) if the Shares are not then listed or admitted to trading on any such day, or if no sale takes place on such day, the average of the closing bid and asked prices in the United States on such day, as reported by a reputable quotation source designated by the Committee, and (iii) if the Shares are not then listed or admitted to trading on any such securities exchange or national market system and no such reported sale price or bid and asked prices are available, the average of the reported high bid and low asked prices in the United States on such day, as reported in The Wall Street Journal (Eastern edition) or other newspaper designated by the Committee.

          "Incentive Stock Option" shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provisions thereto.

          "Net After-Tax Amount" shall mean the net amount of compensation, assuming for this purpose only that all vested Awards and other forms of compensation subject to vesting upon a Change of Control are exercised upon such Change in Control, to be received (or deemed to have been received) by such Participant in connection with such Change of Control under any option agreement and under any other plan, arrangement or contract of the Company to which such Participant is a party, after giving effect to all income and excise taxes applicable to such payments.

          "Nonqualified Stock Option" shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is not intended to be an Incentive Stock Option.

          "Option" shall mean an Incentive Stock Option or a Nonqualified Stock Option.

          "Other Stock-Based Award" shall mean any right granted under Section 10 of the Plan.

          "Participant" shall mean any Employee selected by the Committee to receive an Award under the Plan.

          "Performance Award" shall mean any right granted under Section 9 of the Plan.

          "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

          "Plan" shall mean this Peoples Heritage Financial Group, Inc. 1996 Equity Incentive Plan.

          "QDRO" shall mean a domestic relations order meeting such requirements as the Committee shall determine, in its sole discretion.

          "Restricted Stock Award" shall mean any Award granted under Section 8 of the Plan.

          "Restricted Stock" shall mean any Share granted under Section 8 of the Plan.

          "Restricted Stock Unit" shall mean any unit granted under Section 8 of the Plan.

          "Rule 16b-3" shall mean Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

          "SEC" shall mean the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.

          "Shares" shall mean shares of the common stock, $.01 par value, of the Company, or such other securities of the Company as may be designated by the Committee from time to time.

          "Stock Appreciation Right" shall mean any right granted under
     Section 7 of the Plan.

     SECTION 3.  Administration.

     (a) Authority of Committee. The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to an eligible Employee; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award;
(v) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

     (b) Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any stockholder and any Employee.

     (c) Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers of the Company or any Affiliate, or to a committee of such officers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend or terminate Awards held by, Employees who are not officers or directors of the Company for purposes of Section 16 of the Exchange Act, or any successor section thereto, or who are otherwise not subject to such Section.

     (d) Authority of Board. Notwithstanding anything to the contrary contained in the Plan, the Plan also may be administered by the Board to the extent permitted by Rule 16b-3, as amended from time to time. In the event of such administration by the Board, all references to the Committee in the Plan shall be deemed to refer to the Board and any officer or employee-director of the Company or any Affiliate shall be eligible to be designated a Participant.

     SECTION 4.  Shares Available for Awards.

     (a) Shares Available. Subject to adjustment as provided in Section 4(b), the number of Shares with respect to which Awards may be granted under the Plan shall be equal to the sum of (i) 2,340,000 and (ii) subject to consummation of the merger of CFX Corporation ("CFX") with and into the Company pursuant to an Agreement and Plan of Merger, dated as of October 27, 1997, between CFX and the Company, 660,000. If, after the effective date of the Plan, any Shares covered by an Award granted under the Plan, or to which such an Award relates, are forfeited, or if such an Award is settled for cash or otherwise terminates or is canceled without the delivery of Shares, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such settlement, forfeiture, termination or cancellation, shall again become Shares with respect to which Awards may be granted. In the event that any Option or other Award granted hereunder is exercised through the delivery of Shares or in the event that withholding tax liabilities arising from such Award are satisfied by the withholding of Shares by the Company, the number of Shares available for Awards under the Plan shall be increased by the number of Shares so surrendered or withheld. Notwithstanding the foregoing and subject to adjustment as provided in
Section 4(b), no Participant may receive Awards under the Plan in any calendar year that relate to more than 150,000 Shares.

     (b) Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, (ii) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards and (iii) the grant or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, in each case, that (A) with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate
Section 422(b)(1) of the Code, as from time to time amended, and (B) with respect to any Award no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan's meeting the requirements of
Section 162(m) of the Code, as from time to time amended, or Rule 16b-3, as from time to time amended.

     (c) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

     SECTION 5. Eligibility. Any Employee, including any officer or employee-director of the Company or any Affiliate, who is not a member of the Committee, shall be eligible to be designated a Participant.

     SECTION 6.  Stock Options.

     (a) Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees to whom Options shall be granted, the number of Shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Nonqualified Stock Options, or to grant both types of options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute.

     (b) Exercise Price. The Committee in its sole discretion shall establish the exercise price at the time each Option is granted, provided that the per share price at which Shares may be purchased upon exercise of an Option shall be no less than one hundred percent (100%) of the Fair Market Value of a Share at the time such Option is granted.

     (c) Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including without limitation any conditions relating to the application of federal or state securities laws, as it may deem necessary or advisable.

     (d) Payment. No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Company. Such payment may be made in cash, or its equivalent, or, if and to the extent permitted by the Committee, by exchanging Shares owned by the optionee (which are not the subject of any pledge or other security interest), or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to such option price.

     SECTION 7.  Stock Appreciation Rights.

     (a) Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Stock Appreciation Right, the grant price thereof and the conditions and limitations applicable to the exercise thereof. Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award. Stock Appreciation Rights granted in tandem with or in addition to an Award may be granted either at the same time as the Award or at a later time. Stock Appreciation Rights shall have a grant price as determined by the Committee on the date of grant.

     (b) Exercise and Payment. A Stock Appreciation Right shall entitle the Participant to receive an amount equal to the excess of the Fair Market Value of a Share on the date of exercise of the Stock Appreciation Right over the grant price thereof, provided that the Committee may for administrative convenience determine that, with respect to any Stock Appreciation Right that is not related to an Incentive Stock Option and that can only be exercised for cash during limited periods of time in order to satisfy the conditions of Rule 16b-3, the exercise of such Stock Appreciation Right for cash during such limited period shall be deemed to occur for all purposes hereunder on the day during such limited period on which the Fair Market Value of the Shares is the highest. Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of Stock Appreciation Rights granted prior to such determination as well as Stock Appreciation Rights granted thereafter. The Committee shall determine whether a Stock Appreciation Right shall be settled in cash, Shares or a combination of cash and Shares.

     (c) Other Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at or after the grant of a Stock Appreciation Right, the term, methods of exercise, methods and form of settlement and any other terms and conditions of any Stock Appreciation Right. Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of Stock Appreciation Rights granted prior to such determination as well as Stock Appreciation Rights granted thereafter. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate.

     SECTION 8.  Restricted Stock and Restricted Stock Units.

     (a) Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees to whom Shares of Restricted Stock and Restricted Stock Units shall be granted, the number of Shares of Restricted Stock and/or the number of Restricted Stock Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Stock and Restricted Stock Units may be forfeited to the Company and the other terms and conditions of such Awards.

     (b) Transfer Restrictions. Shares of Restricted Stock and Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered, except, in the case of Restricted Stock, as provided in the Plan or the applicable Award Agreements. Certificates issued in respect of Shares of Restricted Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company. Upon the lapse of the restrictions applicable to such Shares of Restricted Stock, the Company shall deliver such certificates to the Participant or the Participant's legal representative.

     (c) Payment. Each Restricted Stock Unit shall have a value equal to the Fair Market Value of a Share. Restricted Stock Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement.

     (d) Dividends and Distributions. Dividends and other distributions paid on or in respect of any Shares of Restricted Stock may be paid directly to the Participant, or may be reinvested in additional Shares of Restricted Stock or in additional Restricted Stock Units, as determined by the Committee in its sole discretion.

     (e) Voting of Restricted Stock. Unless otherwise determined by the Committee at the time of grant, an Employee to whom Shares of Restricted Stock shall be granted shall be entitled to vote such Shares.

     SECTION 9.  Performance Awards.

     (a) Grant. The Committee shall have sole and complete authority to determine the Employees who shall receive a Performance Award, which shall consist of a right that is (i) denominated in cash or Shares, (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish and (iii) payable at such time and in such form as the Committee shall determine.

     (b) Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award.

     (c) Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with procedures established by the Committee, on a deferred basis.

     SECTION 10. Other Stock-Based Awards. The Committee shall have authority to grant to eligible Employees an Other Stock-Based Award, which shall consist of any right that is (i) not an Award described in Sections 6 through 9 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan; provided that any such rights must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award.

     SECTION 11. Termination or Suspension of Employment. The following provisions shall apply in the event of the Participant's termination of employment unless the Committee shall have provided otherwise, either at the time of the grant of the Award or thereafter.

     (a)  Nonqualified Stock Options and Stock Appreciation Rights.

          (i) Termination of Employment. If the Participant's employment with the Company or its Affiliates is terminated for any reason other than death, permanent and total disability or retirement, the Participant's right to exercise any Nonqualified Stock Option or Stock Appreciation Right shall terminate, and such Option or Stock Appreciation Right shall expire, on the earlier of (A) the first anniversary of such termination of employment or (B) the date such Option or Stock Appreciation Right would have expired had it not been for the termination of employment. The Participant shall have the right to exercise such Option or Stock Appreciation Right prior to such expiration to the extent it was exercisable at the date of such termination of employment and shall not have been exercised.

          (ii) Death, Disability or Retirement. If the Participant's employment with the Company or its Affiliates is terminated by death, permanent and total disability or retirement, the Participant or his successor (if employment is terminated by death) shall have the right to exercise any Nonqualified Stock Option or Stock Appreciation Right to the extent it was exercisable at the date of such termination of employment and shall not have been exercised, but in no event shall such Option or Stock Appreciation Right be exercisable later than the date the Option or Stock Appreciation Right would have expired had it not been for the termination of such employment. The meaning of the terms "permanent and total disability" and "retirement" shall be determined by the Committee.

          (iii) Acceleration and Extension of Exercisability. Notwithstanding the foregoing, the Committee may, in its discretion, provide (A) that an Option granted to a Participant may terminate at a date earlier than that set forth above, including without limitation the date of termination of employment, (B) that an Option granted to a Participant may terminate at a date later than that set forth above, provided such date shall not be beyond the date the Option would have expired had it not been for the termination of the

     Participant's employment, and (C) that an Option or Stock Appreciation Right may become immediately exercisable when it finds that such acceleration would be in the best interests of the Company.

     (b) Incentive Stock Options. Except as otherwise determined by the Committee at the time of grant, if the Participant's employment with the Company is terminated for any reason, the Participant shall have the right to exercise any Incentive Stock Option and any related Stock Appreciation Right during the 90 days after such termination of employment to the extent it was exercisable at the date of such termination, but in no event later than the date the option would have expired had it not been for the termination of such employment. If the Participant does not exercise such Option or related Stock Appreciation right to the full extent permitted by the preceding sentence, the remaining exercisable portion of such Option automatically will be deemed a Nonqualified Stock Option, and such Option and any related Stock Appreciation Right will be exercisable during the period set forth in Section 11(a) of the Plan, provided that in the event that employment is terminated because of death or the Participant dies during such 90-day period, the option will continue to be an Incentive Stock Option to the extent provided by Section 421 or Section 422 of the Code, or any successor provisions, and any regulations promulgated thereunder.

     (c) Restricted Stock. Except as otherwise determined by the Committee at the time of grant, upon termination of employment for any reason during the restriction period, all shares of Restricted Stock still subject to restriction shall be forfeited by the Participant and reacquired by the Company at the price (if any) paid by the Participant for such Restricted Stock, provided that in the event of a Participant's retirement, permanent and total disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to such participant's shares of Restricted Stock.

     SECTION 12. Change in Control. Notwithstanding any other provision of the Plan to the contrary, upon a Change in Control all outstanding Awards shall vest, become immediately exercisable or payable or have all restrictions lifted as may apply to the type of Award; provided, however, that unless otherwise determined by the Committee at the time of grant or thereafter, if it is determined that the Net After-Tax Amount to be realized by any Participant, taking into account the accelerated vesting provided for by this Section as well as all other payments to be received by such Participant in connection with such Change in Control, would be higher if Awards did not vest in accordance with this Section, then and to such extent the Awards of such Participant shall not vest. The determination of whether any such Award should not vest shall be made by a nationally-recognized accounting firm selected by the Company, which shall be instructed to consider that (i) Awards and other forms of compensation subject to vesting upon a Change of Control shall be vested in the order in which they were granted and within each grant in the order in which they would otherwise have vested and (ii) unless and to the extent any other plan, arrangement or contract of the Company pursuant to which any such payment is to be received provides to the contrary, such other payment shall be deemed to have occurred after any acceleration of Awards or other forms of compensation subject to vesting upon a Change in Control.

     SECTION 13.  Amendment and Termination.

     (a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is (i) necessary to comply with any tax or regulatory requirement, including for these purposes any approval requirement that is a prerequisite for exemptive relief from Section 16(b) of the Exchange Act, for which or with which the Board deems it necessary or desirable to qualify or comply or (ii) otherwise required by applicable law.

     (b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

     (c) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan's meeting the requirements of Section 162(m) of the Code, as from time to time amended, or Rule 16b-3, as from time to time amended.

     SECTION 14.  General Provisions.

     (a) Dividend Equivalents. In the sole and complete discretion of the Committee, an Award, whether made as an Other Stock-Based Award under Section 10 or as an Award granted pursuant to Sections 6 through 9 hereof, may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis.

     (b) Nontransferability. No Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution or pursuant to a QDRO, provided, however, that an Award may be transferable, to the extent determined by the Committee and set forth in the applicable Award Agreement, (i) if such Award Agreement provisions do not disqualify such Award for exemption under Rule 16b-3, as from time to time amended, (ii) if such Award is not intended to qualify for exemption under such rule or (iii) with respect to Awards which are Incentive Stock Options, if such Award Agreement provisions do not prevent the Incentive Stock Options from qualifying as such under Section 422 of the Code, as from time to time amended.

     (c) No Rights to Awards. No Employee, Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees, Participants or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.

     (d) Share Certificates. All certificates for Shares or other securities of the Company of any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the SEC, any stock exchange or national market quotation system upon which such Shares or other securities are then listed or quoted, respectively, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (e) Withholding. A participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of any Award, its exercise or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee may provide for additional cash payments to holders of Awards to defray or offset any tax arising from the grant, vesting, exercise or payments of any Award.

     (f) Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement that shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto.

     (g) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, Shares and other types of Awards provided for hereunder (subject to stockholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

     (h) No Right to Employment. Neither the Plan nor the grant of any Awards hereunder nor any action taken by the Committee or the Board in connection with the Plan shall create any right on the part of any Employee to continue in the employ of the Company or any Affiliate.

     (i) No Rights as Stockholder. Subject to the provisions of the applicable Award and the Plan, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares.

     (j) Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Maine.

     (k) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

     (l) Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.

     (m) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

     (n) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

     (o) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

     (p) Successors and Assigns. The Plan and any Award Agreement shall be binding upon the successors and assigns of the Company and upon each Participant and such Participant's heirs, executors, administrators, personal representatives, permitted assignees and successors in interest.

     SECTION 15.  Effective Date; Term of the Plan.

     (a) Effective Date. The Plan shall be effective as of February 13, 1996, subject to approval by the stockholders of the Company within one year thereafter. The amendment to Section 4(a) of the Plan adopted by the Board of Directors of the Company on March 3, 1998 shall be effective as of such date, subject to approval by the stockholders of the Company within one year thereafter.

     (b) Term of the Plan. Unless sooner terminated, the Plan shall remain in effect for a period of ten years ending on the tenth anniversary of the Effective Date. Termination of the Plan shall not affect any Awards previously granted and such Awards shall remain valid and in effect until they have been fully exercised or earned, are surrendered or by their terms expire or are forfeited.

                     PEOPLES HERITAGE FINANCIAL GROUP, INC.
                                 REVOCABLE PROXY
                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 28, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned, as a holder of Common Stock of Peoples Heritage Financial Group, Inc. (the "Company"), hereby appoints each of William J. Ryan and Peter J. Verrill as Proxies, with the full power of substitution, to represent and to vote as designated on the reverse of this card all of the shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Portland Marriott Hotel, 200 Sable Oaks Drive, South Portland, Maine 04106, on Tuesday, April 28, 1998, at 10:30 a.m., Eastern Time, or any adjournment thereof.

         THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

         SHARES OF COMMON STOCK OF THE COMPANY WILL BE VOTED AS SPECIFIED. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES TO THE BOARD OF DIRECTORS, "FOR" THE PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION, "FOR" THE PROPOSAL TO AMEND THE 1996 EQUITY INCENTIVE PLAN AND "FOR" THE RATIFICATION OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR 1998. IF ANY OTHER MATTER IS PROPERLY PRESENTED AT THE ANNUAL MEETING OF STOCKHOLDERS, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS APPOINTED AS PROXIES.

           IMPORTANT: PLEASE DATE AND SIGN THE PROXY ON REVERSE SIDE.

           PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK
                                                                ----------------
                                                                I plan to attend
                                                                the meeting
                                                                      [ ]
                                                                ----------------
1.   Election of Directors:

     Nominees for Three-Year Term Expiring in 2001:

     Robert B. Bahre
     Katherine M. Greenleaf
     Dana S. Levenson
     Pamela P. Plumb

     FOR all listed nominees (except                     WITHHOLD
     as marked to the contrary herein)                   AUTHORITY
                                                        to vote for
                                                    all listed nominees

              [ ]                                           [ ]

INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominees's name in the line provided below.

--------------------------------------------------------------------------------

2. To amend the Articles of Incorporation of the Company to increase the number of authorized shares of Common Stock of the Company from 100,000,000 to 200,000,000.

                  FOR                  AGAINST                 ABSTAIN

                  [ ]                    [ ]                     [ ]

3. To amend the 1996 Equity Incentive Plan of the Company to authorize the issuance of up to an additional 1,750,000 shares of Common Stock of the Company.

                  FOR                  AGAINST                 ABSTAIN

                  [ ]                    [ ]                     [ ]

4. Ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the year ending December 31, 1998.

                  FOR                  AGAINST                 ABSTAIN

                  [ ]                    [ ]                     [ ]


5. In their discretion, upon any other matter that may properly come before the Annual Meeting of Stockholders or any adjournment thereof.


     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES FOR DIRECTOR AND "FOR" THE OTHER PROPOSALS. SUCH VOTES ARE HEREBY SOLICITED BY THE BOARD OF DIRECTORS.


                  Dated: ____________________________________, 1998

                  Signature ____________________________________________________

                  Signature ____________________________________________________
                                               (print name)

                  IMPORTANT: Please sign your name exactly as it appears hereon. When shares are held as joint tenants, either may sign. When signing as an attorney, executor, administrator, trustee or guardian, add such title to your signature.

                  NOTE: If you receive more than one proxy card, please date and sign each card and return all proxy cards in the enclosed envelope.

                                 March 23, 1998

To: Participants in the Thrift Incentive Plan of Peoples Heritage Financial Group, Inc. or the Profit Sharing Employee Stock Ownership Plan of Peoples Heritage Financial Group, Inc.


         As described in the enclosed materials, your proxy as a stockholder of Peoples Heritage Financial Group, Inc. (the "Company") is being solicited in connection with the proposals to be considered at the Company's Annual Meeting of Stockholders. I hope you will take advantage of the opportunity to direct, on a confidential basis, the manner in which shares of Common Stock of the Company allocated to your accounts under the Company's Thrift Incentive Plan (the "TIP") and/or the Company's Profit Sharing Employee Stock Ownership Plan (the "ESOP") will be voted.

         Enclosed with this letter is the Proxy Statement, which describes the matters to be voted upon, a voting instruction ballot for either the ESOP or the TIP (the "Plans"), which will permit you to vote the shares allocated to your account under the applicable Plan, and a stamped, pre-addressed return envelope. After you have reviewed the Proxy Statement, I urge you to vote your shares in the Plans by marking, dating, signing and returning the enclosed voting instruction ballots in the envelope provided to American Stock Transfer & Trust Company, the Company's transfer agent. Your voting instructions will remain completely confidential. Only the Company's transfer agent will have access to your ballots in order to certify the totals for the Plans to Peoples Heritage Bank, which acts as Trustee for the Plans, for the purpose of having those shares voted. No person associated with the Company or Peoples Heritage Bank will see the individual voting instructions.

         I urge each of you to vote, as a means of participating in the governance of the affairs of the Company. If your voting instructions are not received, the shares allocated to your accounts in the Plans will be voted by the Trustee in its discretion in accordance with the exercise of its fiduciary duties. While I hope that you will vote in the manner recommended by the Board of Directors, the most important thing is that you vote in whatever manner you deem appropriate. Please take a moment to do so.

                                                      Sincerely yours,


                                                      William J. Ryan
                                                      Chairman, President and
                                                      Chief Executive Officer

                     PEOPLES HERITAGE FINANCIAL GROUP, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 28, 1998

          THIS BALLOT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned, as a holder of Common Stock of Peoples Heritage Financial Group, Inc. (the "Company") pursuant to the Company's Profit Sharing Employee Stock Ownership Plan (the "ESOP"), hereby instructs Peoples Heritage Bank, as Trustee for the ESOP, to vote as designated on the reverse of this card all of the shares of Common Stock of the Company which the undersigned holds pursuant to the ESOP at the Annual Meeting of Stockholders to be held at the Portland Marriott Hotel, 200 Sable Oaks Drive, South Portland, Maine 04106, on Tuesday, April 28, 1998, at 10:30 a.m., Eastern Time, or any adjournment thereof.

         SHARES OF COMMON STOCK OF THE COMPANY WILL BE VOTED AS SPECIFIED. IF YOU RETURN THIS BALLOT PROPERLY SIGNED BUT DO NOT OTHERWISE SPECIFY, SHARES WILL BE VOTED "FOR" THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES TO THE BOARD OF DIRECTORS AND "FOR" THE OTHER PROPOSALS SET FORTH ON THE REVERSE SIDE. IF YOU DO NOT RETURN THIS BALLOT, SHARES HELD BY YOU PURSUANT TO THE ESOP WILL BE VOTED BY THE TRUSTEE IN ITS DISCRETION IN ACCORDANCE WITH THE EXERCISE OF ITS FIDUCIARY DUTIES.

           IMPORTANT: PLEASE DATE AND SIGN THE BALLOT ON REVERSE SIDE.

           PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK


                                                                ----------------
                                                                I plan to attend
                                                                the meeting
                                                                      [ ]
                                                                ----------------
1.   Election of Directors:

     Nominees for Three-Year Term Expiring in 2001:

     Robert B. Bahre
     Katherine M. Greenleaf
     Dana S. Levenson
     Pamela P. Plumb

     FOR all listed nominees (except                     WITHHOLD
     as marked to the contrary herein)                   AUTHORITY
                                                        to vote for
                                                    all listed nominees

              [ ]                                           [ ]

INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominees's name in the line provided below.

--------------------------------------------------------------------------------

2. To amend the Articles of Incorporation of the Company to increase the number of authorized shares of Common Stock of the Company from 100,000,000 to 200,000,000.

                  FOR                  AGAINST                 ABSTAIN

                  [ ]                    [ ]                     [ ]

3. To amend the 1996 Equity Incentive Plan of the Company to authorize the issuance of up to an additional 1,750,000 shares of Common Stock of the Company.

                  FOR                  AGAINST                 ABSTAIN

                  [ ]                    [ ]                     [ ]

4. Ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the year ending December 31, 1998.

                  FOR                  AGAINST                 ABSTAIN

                  [ ]                    [ ]                     [ ]


5. In their discretion, upon any other matter that may properly come before the Annual Meeting of Stockholders or any adjournment thereof.


     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES FOR DIRECTOR AND "FOR" THE OTHER PROPOSALS. SUCH VOTES ARE HEREBY SOLICITED BY THE BOARD OF DIRECTORS.


                  Dated: ____________________________________, 1998

                  Signature ____________________________________________________

                  Signature ____________________________________________________
                                               (print name)

                  IMPORTANT: Please sign your name exactly as it appears hereon. When shares are held as joint tenants, either may sign. When signing as an attorney, executor, administrator, trustee or guardian, add such title to your signature.

                  NOTE: If you receive more than one proxy card, please date and sign each card and return all proxy cards in the enclosed envelope.

                     PEOPLES HERITAGE FINANCIAL GROUP, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 28, 1998

          THIS BALLOT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned, as a holder of Common Stock of Peoples Heritage Financial Group, Inc. (the "Company") pursuant to the Company's Thrift Incentive Plan (the "TIP"), hereby instructs Peoples Heritage Bank, as Trustee for the TIP, to vote as designated on the reverse of this card all of the shares of Common Stock of the Company which the undersigned holds pursuant to the TIP at the Annual Meeting of Stockholders to be held at the Portland Marriott Hotel, 200 Sable Oaks Drive, South Portland, Maine 04106, on Tuesday, April 28, 1998, at 10:30 a.m., Eastern Time, or any adjournment thereof.

         SHARES OF COMMON STOCK OF THE COMPANY WILL BE VOTED AS SPECIFIED. IF YOU RETURN THIS BALLOT PROPERLY SIGNED BUT DO NOT OTHERWISE SPECIFY, SHARES WILL BE VOTED "FOR" THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES TO THE BOARD OF DIRECTORS AND "FOR" THE OTHER PROPOSALS SET FORTH ON THE REVERSE SIDE. IF YOU DO NOT RETURN THIS BALLOT, SHARES HELD BY YOU PURSUANT TO THE TIP WILL BE VOTED BY THE TRUSTEE IN ITS DISCRETION IN ACCORDANCE WITH THE EXERCISE OF ITS FIDUCIARY DUTIES.

           IMPORTANT: PLEASE DATE AND SIGN THE BALLOT ON REVERSE SIDE.

           PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK


                                                                ----------------
                                                                I plan to attend
                                                                the meeting
                                                                      [ ]
                                                                ----------------
1.   Election of Directors:

     Nominees for Three-Year Term Expiring in 2001:

     Robert B. Bahre
     Katherine M. Greenleaf
     Dana S. Levenson
     Pamela P. Plumb

     FOR all listed nominees (except                     WITHHOLD
     as marked to the contrary herein)                   AUTHORITY
                                                        to vote for
                                                    all listed nominees

              [ ]                                           [ ]

INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominees's name in the line provided below.

--------------------------------------------------------------------------------

2. To amend the Articles of Incorporation of the Company to increase the number of authorized shares of Common Stock of the Company from 100,000,000 to 200,000,000.

                  FOR                  AGAINST                 ABSTAIN

                  [ ]                    [ ]                     [ ]

3. To amend the 1996 Equity Incentive Plan of the Company to authorize the issuance of up to an additional 1,750,000 shares of Common Stock of the Company.

                  FOR                  AGAINST                 ABSTAIN

                  [ ]                    [ ]                     [ ]

4. Ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the year ending December 31, 1998.

                  FOR                  AGAINST                 ABSTAIN

                  [ ]                    [ ]                     [ ]


5. In their discretion, upon any other matter that may properly come before the Annual Meeting of Stockholders or any adjournment thereof.





     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES FOR DIRECTOR AND "FOR" THE OTHER PROPOSALS. SUCH VOTES ARE HEREBY SOLICITED BY THE BOARD OF DIRECTORS.


                  Dated: ____________________________________, 1998

                  Signature ____________________________________________________

                  Signature ____________________________________________________
                                               (print name)

                  IMPORTANT: Please sign your name exactly as it appears hereon. When shares are held as joint tenants, either may sign. When signing as an attorney, executor, administrator, trustee or guardian, add such title to your signature.

                  NOTE: If you receive more than one proxy card, please date and sign each card and return all proxy cards in the enclosed envelope.